As filed with the Securities and Exchange Commission on November 2, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Uxin Limited
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Uxin Limited
1&3/F, No.12 Beitucheng East Road
Chaoyang District
Beijing 100029
People’s Republic of China
+8610 5691-6765
(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, and telephone number of agent for service)

Copies to:
Feng Lin Chief Financial Officer 1&3/F, No.12 Beitucheng East Road Chaoyang District Beijing 100029 People’s Republic of China +8610 5691-6765	Shu Du, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road, Central Hong Kong +852 3740-4700

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) wider the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards* provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

*
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 2, 2022
Uxin Limited
Class A Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Units
We may from time to time offer, issue and sell up to US$500,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares, par value US$0.0001 per share, including in the form of American depositary shares, or ADSs, preferred shares, warrants to purchase Class A ordinary shares and preferred shares, subscription rights and a combination of such securities, separately or as units, in one or more offerings. We refer to our ADSs, Class A ordinary shares, preferred shares, warrants, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.
Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” before you make your investment decision.
In addition, this prospectus also covers the sale by certain selling shareholders described herein of up to an aggregate of 2,789,411,324 Class A ordinary shares. We will not receive any proceeds from the sale of our Class A ordinary shares by selling shareholders.
The ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the ticker symbol “UXIN.” On November 1, 2022, the closing price of the ADSs on the Nasdaq Global Select Market was US$3.60 per ADS.
We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 62 of this prospectus.
Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 16, in any accompanying prospectus supplement or in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to invest in our securities.
Uxin Limited is not a Chinese operating company but a Cayman Islands holding company with operations conducted by its subsidiaries and, historically, also through contractual arrangements with the former variable interest entities, or the former VIEs, based in China. There were historical contractual arrangements among our PRC subsidiaries, the former VIEs and their nominee shareholders, which were terminated in March 2022. We have evaluated the guidance in FASB ASC 810 and concluded that we were the primary beneficiary of the former VIEs for accounting purposes because of these historical contractual arrangements. Accordingly, under U.S. GAAP, the financial statements of the former VIEs were consolidated as part of our financial statements for 2019, the three months ended March 31, 2020 and the fiscal years ended March 31, 2021 and 2022. Neither Uxin Limited nor its investors had an equity ownership in, direct foreign investment in, or control, other than as defined under U.S. GAAP, through contractual arrangements with the former VIEs. The contractual arrangements were not equivalent to equity ownership of the former VIEs. However, the former VIEs and their subsidiaries, both individually and in aggregate, are considered to be quantitatively and qualitatively immaterial to our company’s financial position, results of operations and cash flows for the historical periods presented in our annual report on Form 20-F for the fiscal year ended March 31, 2022, or our 2022 Form 20-F. Total revenues from continuing operations contributed by the former VIEs accounted for 0.8%, 0.1%, 0.9% and 0.1% of our total revenues from continuing operations for 2019, the three months ended March 31, 2020, and the fiscal years ended March 31, 2021 and 2022, respectively. As used in this prospectus, “we,” “us,” “our company,” or “our,” refers to Uxin Limited, our Cayman Islands holding company, and its subsidiaries.
Our corporate structure has been subject to unique risks associated with our holding company structure, including the historical contractual arrangements with the former VIEs. If the PRC government deems that our historical contractual arrangements with the former VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to penalties. The PRC regulatory authorities could disallow our holding company structure which could lead to a material change in our operations and/or a material change in the value of our ADSs, and could cause the value of our ADSs to significantly decline or become worthless. Our holding company, our PRC subsidiaries and the former VIEs and their subsidiaries, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the historical contractual arrangements with the former VIEs and, consequently, affect the historical financial performance of the VIEs and their subsidiaries and our company as a whole. The PRC regulatory authorities could disallow our holding company structure which could lead to a material change in our operations and/or a material change in the value of our ADSs, and could cause the value of our ADSs to significantly decline or become worthless. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Risk Factors — Risks Related to Our Corporate Structure — If the PRC government determines that our holding company structure does not comply with PRC regulation, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value or become worthless.” in this prospectus.
We face various legal and operational risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. The PRC government has recently issued statements and regulatory actions relating to areas such as approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Risk Factors — Risks Related to Doing Business in China” in this prospectus and “Item 3.D. Key Information — Risk Factors — Risks Related to Doing Business in China” in our 2022 Form 20-F, which is incorporated by reference in this prospectus.
The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is not currently inspected by the PCAOB, which may impact our ability to remain listed on a United States stock exchange. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and our auditor is subject to this determination. On August 29, 2022, the SEC conclusively listed Uxin Limited as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended March 31, 2022. In accordance with the HFCAA, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States in 2024 if the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China, or in 2023 if proposed changes to the law, or the Accelerating Holding Foreign Companies Accountable Act, are enacted. As a result, Nasdaq may determine to delist our securities. The related risks and uncertainties could cause the value of our ADSs to significantly decline or be worthless. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission, or the CSRC, and the Ministry of Finance, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. For more details, see “Risk Factors — Risks Related to Doing Business in China — The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections” and “Risk Factors — Risks Related to Doing Business in China — Our ADSs will be prohibited from trading in the United States under the HFCAA in 2024 if the PCAOB is unable to inspect and investigate completely auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of and prohibition from trading our ADSs, or the threat of their being delisted and prohibited from trading, may materially and adversely affect the value of your investment” in this prospectus.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2022.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
We and the selling shareholders are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we or any selling shareholder may, at any time and from time to time, offer and/or sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“ADSs” are to the American depositary shares, each of which represents 30 Class A ordinary shares, par value US$0.0001 each;

•
“former VIEs” refer to the former variable interest entities that have become our wholly owned subsidiaries after the Restructuring, which are Youxin Internet (Beijing) Information Technology Co., Ltd., and Youxin Yishouche (Beijing) Information Technology Co., Ltd.;

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“NPS” are to net percentages of promoters for our products and services (those who are willing to keep buying and refer us to others) against detractors (those who are not satisfied with and complain about our offerings);

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“ordinary shares” are to our Class A and Class B ordinary shares, par value US$0.0001 per share;

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“RMB” and “Renminbi” are to the legal currency of China, which is our reporting currency;

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“senior convertible preferred shares” are to our senior convertible preferred shares, which can be convertible into our Class A ordinary shares at the currently applicable conversion price, par value US$0.0001. For the avoidance of doubt, the calculations of ownership and voting power in this prospectus are made assuming that all the senior convertible preferred shares are converted into Class A ordinary shares at the currently applicable conversion price;

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“shares” are to our ordinary shares and, where applicable, our senior convertible preferred shares, par value US$0.0001 per share;

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“US$,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

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“Uxin” or “our platform” our platform primarily for buying and selling used cars, which primarily consists of vehicle sales businesses under our inventory-owning model for the fiscal year of 2021 and afterwards;

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“Restructuring” refers to a series of restructuring transactions in March 2022 to terminate the historical contractual arrangements with the former VIEs, which have become our wholly-owned subsidiaries, effective from March 31, 2022; and

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“we,” “us,” “our company” and “our” refer to Uxin Limited, our Cayman Islands holding company, and its subsidiaries.

On October 12, 2022, Uxin Limited announced a change in ADS to Class A ordinary share ratio from each ADS representing three Class A ordinary shares to each ADS representing 30 Class A ordinary shares, effective from October 28, 2022, or the ADS Ratio Change. The ADS Ratio Change has been reflected retroactively throughout this prospectus.
Unless otherwise stated, all translations from RMB to US$ were made at the rate of RMB6.6981 to US$1.00, representing the index rate as of June 30, 2022 set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System.
References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend”, “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:
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our goals and strategies;

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our ability to provide customers with high-quality used cars and other related products;

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our ability to provide quality services and compete effectively;

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our ability to effectively manage risks, including credit risks and fraud risks;

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our future business development, financial condition and results of operations;

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expected changes in our revenues, costs, expenses or expenditures;

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the expected growth of, and trends in, the market for our services;

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our expectations regarding demand for and market acceptance of our services;

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competition in our industry;

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relevant government policies and regulations relating to our industry;

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public health crisis, such as the COVID-19 pandemic, MERS, SARS, H1N1 flu, H7N9 flu, and avian flu; and

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general economic and business conditions in China and globally.

The forward-looking statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any applicable prospectus supplement.
We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any applicable prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

OUR COMPANY
Overview
We are a leading e-commerce platform for buying and selling used cars in China. With our inventory-owning model, we provide our customers a comprehensive transaction solution that encompasses the entire value chain, ranging from used-car acquisition, inspection and reconditioning, warehousing, as well as pre-sales and after-sales services. We offer high-quality and value-for-money used cars as well as superior full suites of services to customers through a reliable, one-stop and hassle-free transaction experience. Empowered by our omni-channel sales approach, we are able to establish market leadership by serving customers both nationwide through our online platform and in selected regions through our offline inspection and reconditioning centers (IRCs).
Since early 2018, we have been offering online used-car-buying products and services (2C online transactions) to customers nationwide through our online platform. By removing the geographic boundaries of used car transactions, our online platform facilitates each step of the transaction process and establishes a seamless self-service purchasing experience. With the abundant used-car listings and transparent price estimates displayed on our platform, our customers can easily place an order online, free from paying any hidden extra fees, and also enjoy our carefree after-sales support. Leveraging our vast nationwide logistics and delivery network, we are able to provide door-to-door delivery to our customers nationwide. In addition, we also collaborate with various third-party partners to provide a wide range of value-added products and services, such as auto financing options and insurance products, as well as other after-sales services.
In September 2020, we started to shift to an inventory-owning model from a third party inventory commissioned-based model, aiming to better control our supply chain and deliver higher-quality used cars and higher transaction certainty to our customers.
Meanwhile, to further strengthen our ability to provide high-quality and value-for-money used cars, we have been building our own IRCs where we can recondition all retail inventory to a “like new” condition. Our first IRC in Xi’an has been in operation in March 2021 and our second IRC in Hefei (phase one) has been in operation since November 2021. In September 2021, we entered into a strategic partnership with Changfeng County Government of Hefei City to jointly invest in and build the industry-leading IRC in Changfeng, Hefei. With a total investment of up to RMB2.5 billion, the Hefei IRC is expected to have an annual production capacity of 60,000 to 100,000 vehicles once it is in operation in the next few years. This production capacity is expected to provide us with a stable and large supply of high-quality used vehicles in the coming years.
In addition to reconditioning retail used cars, our IRCs, as a type of warehouse stores, offer local customers and customers within Shaanxi and Anhui provinces with in-store visit and purchase options. Our first IRC in Xi’an is currently able to hold over 600 used cars and our second IRC in Hefei is currently able to hold over 2,500 used cars. Accordingly, we have shifted from an online-only sales approach to an omni-channel sales approach, which integrates online sales into its warehouse-style operation.
Consumers in China have been facing significant challenges when buying used cars via traditional supply chains, such as limited access to a wide selection of used cars, inconvenience in terms of buying used cars from other cities and regions, lack of transparent and reliable information on car condition and complex transaction processes. Operated under the brand Uxin Used Car (优信二手车), our platform is able to address these pain points by providing customers with a reliable and one-stop car buying experience and enabling customers to select from our own inventory of selected used cars nationwide and access various car-related value-added products and services throughout China. We now have much stronger control and management over the entire value chain and improved ability to provide high-quality used car products and premium services. We have started to track customer satisfaction via monitoring NPS (net promoter score) since the second quarter of 2020 and have made remarkable progress over the past year, evidenced by continuous improvements of our NPS for the past quarters and the achievement of a NPS of 60 for the three months ended June 30, 2022.
Deeply rooted in the used-car market for over a decade, we are transforming the used car buying experience in China through our innovative inventory-owning model, integrated omni-channel sales approach, high-quality vehicle products and premium services, which perfectly echo the meaning of our brand name as Uxin (优信) translates to quality and trust in Chinese.
Our Holding Company Structure and Historical Contractual Arrangements with the Former VIEs
Uxin Limited is not a Chinese operating company but a Cayman Islands holding company with operations primarily conducted by its PRC subsidiaries and, historically, through contractual arrangements with the former VIEs in China. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunication services. In order to comply with PRC regulatory requirements, in the past we primarily operated these businesses in China through Youxin Internet (Beijing) Information Technology Co., Ltd. and Youxin Yishouche (Beijing) Information Technology Co., Ltd. which we refer to as the former VIEs in this prospectus. There were historical contractual arrangements among our PRC subsidiaries, the former VIEs and their shareholders, which were effectively terminated on March 31, 2022. As used in this prospectus, “we,” “us,” “our company,” or “our” refers to Uxin Limited and its subsidiaries.
The following diagram illustrates our corporate structure, including our principal subsidiaries as of the date of this prospectus:

Uxin Limited (Cayman Islands)
100%
Uxin Hong Kong Limited (Hong Kong)
Uxin Used Car Limited (Cayman Islands)
UcarEase Holding Limited (British Virgin Islands)
Xin Limited (Cayman Islands)
UcarShow HK Limited (Hong Kong)
GloryFin International Group Holding Company Limited (Hong Kong)
New Car Group Limited (British Virgin Islands)
Xin HK Limited (Hong Kong)
Offshore
Onshore
Youxinpai (Beijing) Information Technology Co., Ltd. ("Youxinpai")
Youxin (Shaanxi) Information Technology Group Co., Ltd.
Yougu (Shanghai) Information Technology Co., Ltd. ("Yougu")
Kai Feng Finance Lease (Hangzhou) Co., Ltd. ("Kaifeng")
Youqin (Shanxi) Automobile Manufacture Co., Ltd.
Boyu Finance Lease (Tianjin) Co., Ltd.
Youxin (Shanghai) Used Car Business Co., Ltd. ("Youxin Shanghai")
Youxin (Hefei) Automobile Smart Re-Manufacture Co., Ltd.
Youtang (Shaanxi) Information Technology Co., Ltd.
Youxin Internet (Beijing) Information Technology Co., Ltd. ("Youxin Hulian")
Youche (Hainan) Information Technology Co., Ltd.
Youxin (Ningbo) Information Co., Ltd.
Hefei Youquan Information Technology Co., Ltd.
Youxin Yishouche (Beijing) Information Technology Co., Ltd. ("Yishouche")
Youzhen (Beijing) Business Consulting Co., Ltd.

Historically, we, through Yougu (Shanghai) Information Technology Co., Ltd. and Youxinpai (Beijing) Information Technology Co., Ltd., had a series of contractual arrangements with the former VIEs and the shareholders of the former VIEs until the Restructuring. As a result of these historical contractual arrangements, we were able to direct the activities of and derive the economic benefits from the former VIEs and were considered the primary beneficiary of the former VIEs, and we have consolidated the financial results of these companies in our consolidated financial statements in accordance with U.S. GAAP. Neither Uxin Limited nor its investors has had an equity ownership in, direct foreign investment in, or control, other than as defined under U.S. GAAP, through contractual arrangements with, the former VIEs. The contractual arrangements were not equivalent to an equity ownership in the business of the former

VIEs and their subsidiaries in China. After the Restructuring, we continue to consolidate the financial results of these companies in our consolidated financial statements as they have become our wholly owned subsidiaries.
The former VIEs and their subsidiaries, both individually and in aggregate, are considered to be quantitatively and qualitatively immaterial to our company’s financial position, results of operations and cash flows for the historical periods presented in the 2022 Form 20-F. Total revenues from continuing operations contributed by the former VIEs accounted for 0.8%, 0.1%, 0.9% and 0.1% of our total revenues from continuing operations for 2019, the three months ended March 31, 2020, and the fiscal years ended March 31, 2021 and 2022, respectively. Our business is primarily conducted through our subsidiaries.
In order to streamline our corporate structure and considering the changing regulatory environment, we have completed the Restructuring to terminate the contractual arrangements with both of the former VIEs which have become wholly owned subsidiaries of our company. Pursuant to the Restructuring, our wholly owned subsidiaries that have contractual arrangements with the former VIEs and their respective shareholders have purchased all equity interests held by such shareholders in the former VIEs. Accordingly, all of such contractual arrangements were effectively terminated. As a result of the Restructuring, the former VIEs have become our wholly owned subsidiaries and we currently operate our business in China directly through our subsidiaries, rather than through any variable interest entity. See “Item 4. Information on the Company — C. Organizational Structure — Historical Contractual Agreements with the Former VIEs and Their Respective Shareholders and the Related Termination Agreements.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus. However, prior to the Restructuring, our historical contractual arrangements may not be as effective as direct ownership in providing us with control over the former VIEs and the termination of these agreements may incur additional costs. There were and may also be substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to our historical contractual arrangements with the former VIEs and their shareholders. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or if adopted, what they would provide. If we or any of the former VIEs is found to be or had been in violation of any existing or future PRC laws or regulations, or fail or had failed to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Risk Factors — Risks Related to Our Corporate Structure — If the PRC government determines that our holding company structure does not comply with PRC regulation, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value or become worthless.” in this prospectus.
Our corporate structure has been subject to unique risks associated with our holding company structure, including the historical contractual arrangements with the former VIEs. If the PRC government deems that our historical contractual arrangements with the former VIEs did not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to penalties. The PRC regulatory authorities could disallow our holding company structure which could lead to a material change in our operations and/or a material change in the value of our ADSs, and could cause the value of our ADSs to significantly decline or become worthless. Our holding company, our PRC subsidiaries and the former VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the historical contractual arrangements with the former VIEs and, consequently, may affect the historical financial performance of the former VIEs and our company as a whole. The PRC regulatory authorities could disallow our holding company structure which could lead to a material change in our operations and/or a material change in the value of our ADSs, and could cause the value of our ADSs to significantly decline or become worthless. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Risk Factors — Risks Related to Our Corporate Structure — If the PRC government determines that our holding company structure does not comply with PRC regulation, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value or become worthless.” in this prospectus.
We face various legal and operational risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. The PRC government has recently issued statements and regulatory actions relating to areas such as approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. For example, it is still uncertain when the final versions of the draft Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Draft Administrative Provisions, and the draft of Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies, or the Draft Filing Measures, both issued by the CSRC and relevant departments of the State Council on December 24, 2021, will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. Assuming the Draft Administration Regulations and the Draft Filing Measures become effective in their current forms, any of our offerings and listings in an overseas market in the future may be subject to the filing requirements with the CSRC. Please refer to “Risk Factors — Risks Related to Doing Business in China — The approval and/or other requirements of the CSRC, the CAC, or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or delay in obtaining such approval for this offering, or a rescission of obtained approval, would subject us to sanctions imposed by the CSRC or other PRC government authorities.” in this prospectus. In addition, if future regulatory updates mandate clearance of cybersecurity review or other specific actions to be completed by China-based companies listed on foreign stock exchanges, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. Please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Our business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our business and prospects.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus. Furthermore, the PRC anti-monopoly and competition laws and regulations are evolving, and there remains uncertainties as to how the anti-monopoly laws, regulations and guidelines will impact our business and results of operations. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Our business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity” and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Risks Related to Doing Business in China — PRC rules on mergers and acquisitions may make it more difficult for us to pursue growth through acquisitions.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in certain value-added telecommunication services, such as internet content provision services and online data processing and transaction processing businesses (operating e-commerce business). In order to comply with PRC regulatory requirements, in the past we primarily operated these businesses in China through the former VIEs. We currently operate such businesses through our PRC subsidiaries, Yougu and Youhan, established in the Shanghai Pilot Free Trade Zone, which are not subject to restrictions on foreign investors maximum shareholding percentage, according to the Notice of the Ministry of Industry and Information Technology on Removing the Restrictions on Foreign-owned Shareholding Percentage in Online Data Processing and Transaction Processing (operating commerce) Business in China (Shanghai) Pilot Free Trade Zone. Please refer to “Risk Factors — Risks Related to Our Corporate Structure — If the PRC government determines that our holding company structure does not comply with PRC regulation, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value or become worthless.” in this prospectus. These statements and regulatory actions may impact our ability to conduct certain businesses, accept foreign investments, or list on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Risk Factors — Risks Related to Doing Business in China” in this prospectus and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our 2022 Form 20-F, which is incorporated by reference in this prospectus.
PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, in this nature may cause the value of such securities to significantly decline or be of little or no value. For more details, see “Risk Factors — Risks Related to Doing Business in China — The PRC government’s oversight over our business operation could result in a material adverse change in our operations and the value of our ADSs.” in this prospectus.
Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ADSs. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus.
Permissions Required from the PRC Authorities for Our Operations
We conduct our business in China primarily through our subsidiaries and historically, through former VIEs in China with which we had maintained contractual arrangements. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are necessary for the business operations of our PRC subsidiaries, including the Electronic Data Interchange license, or the EDI license. As of the date of this prospectus, we have not received any requirement from Chinese governmental authorities to obtain other permissions for our operation and issuance of securities to foreign investors. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future. If we and our PRC subsidiaries (i) do not receive or maintain any necessary permissions or approvals from PRC authorities to operate business or offer securities, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) if applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we cannot assure you that we will be able to obtain the necessary permissions or approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could subject us to penalties, including fines, suspension of business and revocation of the required licenses, significantly limit or completely hinder our ability to continue to offer securities to investors, and cause the value of such securities to significantly decline or be worthless. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Failure to obtain certain filings, approvals, licenses, permits and certificates required for our business operations may materially and adversely affect our business, financial condition and results of operations.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus.
Furthermore, in connection with our previous issuance of securities to foreign investors, under current PRC laws, regulations and regulatory rules, as of the date of this prospectus, (i) as advised by our PRC legal counsel, we, our PRC subsidiaries and the former VIEs, are not required to obtain permissions from the CSRC, and are not required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, and (ii) we, our PRC subsidiaries and the former VIEs, have not received or were denied such permissions by any PRC authority.
However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. On December 24, 2021, the CSRC and relevant departments of the State Council published the Draft Administrative Provisions and the CSRC issued the Draft Filing Measures, for public comments. The Draft Administrative Provision and the Draft Filing Measures, collectively with other relevant regulations, the Draft Rules Regarding Overseas Listings, to regulate overseas securities offerings and listings by China-based companies, are available for public consultation. The Draft Rules Regarding Overseas Listing aims to lay out the regulatory filing requirements for both direct and indirect overseas listings, and clarify the determination criteria for indirect overseas listing in overseas markets. For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — The approval and/or other requirements of the CSRC, the CAC, or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or delay in obtaining such approval for this offering, or a rescission of obtained approval, would subject us to sanctions imposed by the CSRC or other PRC government authorities.” in this prospectus. Our PRC legal counsel has advised us that, as of the date of this prospectus, the Draft Administrative Provisions and the Draft Filing Measures were released for public comments only and the final version and effective date of such regulations are subject to change with substantial uncertainty. As such, we believe that under the currently effective PRC laws and regulations, we are not required to obtain permissions from or complete filings with the CSRC in connection with any previous offering of securities to foreign investors as of the date of this prospectus. Furthermore, as advised by our PRC legal counsel, we are not required to file an application for the cybersecurity review by CAC for our previous issuance of securities to foreign investors as of the date of this prospectus because (i) the relevant regulations do not require network platform operators holding personal information of over one million users to file a supplementary application of cybersecurity review for their previous issuance of securities to foreign investors that occurred before the effective date of such regulations; and (ii) our securities have already been listed on the Nasdaq Global Select Market before such regulations became effective. Thus, our PRC legal counsel does not expect that, as of the date of this prospectus, we are required to file an application for the cybersecurity review by CAC for our previous issuance of securities to foreign investors.
The Holding Foreign Companies Accountable Act
The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is not currently inspected by the PCAOB, which may impact our ability to remain listed on a United States stock exchange. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and our auditor is subject to this determination. On August 29, 2022, the SEC conclusively listed Uxin Limited as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended March 31, 2022. In accordance with the HFCAA, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States in 2024 if the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China, or in 2023 if proposed changes to the law, or the Accelerating Holding Foreign Companies Accountable Act, are enacted. As a result, Nasdaq may determine to delist our securities. The related risks and uncertainties could cause the value of our ADSs to significantly decline or be worthless. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will be able to conduct inspections of PCAOB-registered public accounting firms headquartered in China before the issuance of our financial statements on Form 20-F for the fiscal year ending March 31, 2024 which is due by July 31, 2024, or at all, is subject to substantial uncertainty and depends on a number of factors out of our, and our auditor’s control. Furthermore, the PCAOB will assess by the end of 2022 whether China remains a jurisdiction where the PCAOB is not able to inspect and investigate completely auditors registered with the PCAOB. For more details, see “Risk Factors — Risks Related to Doing Business in China — The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections” and “Risk Factors — Risks Related to Doing Business in China — Our ADSs will be prohibited from trading in the United States under the HFCAA in 2024 if the PCAOB is unable to inspect and investigate completely auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of and prohibition from trading our ADSs, or the threat of their being delisted and prohibited from trading, may materially and adversely affect the value of your investment.” in this prospectus.

Cash and Asset Flows through Our Organization
Uxin Limited is a holding company with no operations of its own. We conduct our operations in China primarily through our PRC subsidiaries and, historically, through contractual arrangements with the former VIEs in China. Under the current laws of the Cayman Islands, we are not subject to tax on income or capital gains. In addition, upon payments of dividends to our shareholders, no Cayman Islands withholding tax will be imposed.
Under PRC law, Uxin Limited may provide funding to our PRC subsidiaries only through capital contributions or loans, and to the former VIEs only through loans, subject to the satisfaction of applicable government registration and approval requirements. For the year ended December 31, 2019, the three months ended March 31, 2020, and the fiscal years ended March 31, 2021 and 2022, no capital contribution was received by our PRC subsidiaries and no capital or investment was received by the former VIEs.
Furthermore, cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government controls on currency conversion. As a result, cash in the PRC may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on our PRC subsidiaries’ ability to transfer cash. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. There is no assurance the PRC government will not intervene in or impose restrictions on us, our subsidiaries and the former VIEs to transfer cash. In view of the foregoing, to the extent cash in our business is held in China or by a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC.
Our company has established a centralized cash management policy to direct how funds are transferred between Uxin Limited and our subsidiaries to improve the efficiency and ensure the security of cash management. Our company’s cash management program is centralized within our funds and payment center. Funds are deployed to each operating entity based on the budget and operating conditions of each operating entity. The funds and payment center is responsible for the centralized management of cash inflows and outflows of our operating entities. Each cash requirement, after raised by an operating entity, is required to go through a review process by our funds and payment center. We will allocate the cash to the operating entity after the application for cash requirement is approved by the funds and payment center.
Our Mainland China and Hong Kong subsidiaries and the former VIEs have incurred cumulative losses since inception. We have no current intention to pay dividends to shareholders. Additionally, we have no intention to distribute earnings and our PRC subsidiaries have settled amounts with the former VIEs under the historical VIE agreements.
For purposes of illustration, the following discussion reflects the hypothetical taxes that might be required to be paid in Mainland China and Hong Kong, assuming that: (i) we have taxable earnings, and (ii) we determine to pay a dividend in the future:
Tax calculation(1)
Hypothetical pre-tax earnings(2)	100.0%
Tax on earnings at statutory rate of 25%(3)	(25.0)%
Net earnings available for distribution	75.0%
Withholding tax at standard rate of 10%(4)	(7.5)%
Net distribution to Parent/Shareholders	67.5%

Notes:
(1)
For purposes of this example, the tax calculation has been simplified.

(2)
The hypothetical pre-tax earnings are assumed to equal taxable income in China, without considering timing differences.

(3)
Certain subsidiaries in Mainland China qualifies for a 15% preferential income tax rate. However, such rate is subject to qualification, is temporary in nature, and may not be available in a future period when distributions are paid. For purposes of this hypothetical example, the table above reflects a maximum tax scenario under which the full statutory rate would be effective.

(4)
The PRC Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China. A lower withholding income tax rate of 5% is applied if the foreign-invested enterprise’s immediate holding company is registered in Hong Kong or other jurisdictions that have a tax treaty arrangement with China, subject to a qualification review at the time of the distribution. For purposes of this hypothetical example, the table above assumes a maximum tax scenario under which the full withholding tax would be applied.

If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our WFOEs are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our subsidiaries and the former VIEs in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, our subsidiaries and the former VIEs may allocate a portion of their after-tax profits based on PRC accounting standards to discretionary surplus funds at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE. Some of our PRC subsidiaries will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds. For restrictions and limitations on our ability to distribute earnings from our businesses, including subsidiaries and the former VIEs, to our Company and investors as well as the ability to settle amounts owed under historical VIE agreements, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC regulations on loans and direct investments by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC entities.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus.
Summary of Risk Factors
Investing in the ADSs involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in the ADSs. Below please find a summary of the principal risks we face, organized under relevant headings. For detailed discussions, see “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in our 2022 Form 20-F, which is incorporated by reference in this prospectus.
Risks Related to Our Business and Industry
Risks and uncertainties related to our business and industry include, but are not limited to, the following:
•
If we fail to provide a differentiated and superior customer experience, the size of our customer base and the number of transactions on our platform could decline, and our business would be materially and adversely affected. See “Item 3. Key Information — D. Risk Factors Risks — Related to Our Business and Industry — If we fail to provide a differentiated and superior customer experience, the size of our customer base and the number of transactions on our platform could decline, and our business would be materially and adversely affected.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;

•
Failure to maintain or enhance customer trust in us could damage our reputation, reduce or slowdown the growth of our customer base, which could harm our business, financial condition and results of operations. See “Item 3. Key Information — D. Risk Factors — Related to Our Business and Industry — Failure to maintain or enhance customer trust in us could damage our reputation, reduce or slowdown the growth of our customer base, which could harm our business, financial condition and results of operations.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;

•
Our business, operating results and financial condition have been and may continue to be adversely affected by the ongoing COVID-19 pandemic. See “Item 3. Key Information — D. Risk Factors — Related to Our Business and Industry — Our business, operating results and financial condition have been and may continue to be adversely affected by the ongoing COVID-19 pandemic.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;

•
We face intense competition, which may lead to loss of market share, reduced service fees and revenue, increased expenses, departures of qualified employees, and disputes with competitors. See “Item 3. Key Information — D. Risk Factors — Related to Our Business and Industry — We face intense competition, which may lead to loss of market share, reduced service fees and revenue, increased expenses, departures of qualified employees, and disputes with competitors.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;

•
We are not profitable and have negative cash flows from operations, which may continue in the future. See “Item 3. Key Information — D. Risk Factors — Related to Our Business and Industry — We are not profitable and have negative cash flows from operations, which may continue in the future.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;

•
If we are unable to effectively manage our growth or implement our business strategies, our business, results of operations and financial condition may be materially and adversely affected. See “Item 3. Key Information — D. Risk Factors — Related to Our Business and Industry — If we are unable to effectively manage our growth or implement our business strategies, our business, results of operations and financial condition may be materially and adversely affected.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;

•
Failure to acquire attractive inventory, whether due to supply, competition, or other factors, may have a material adverse effect on our business, sales, and results of operations. See “Item 3. Key Information — D. Risk Factors — Related to Our Business and Industry — Failure to acquire attractive inventory, whether due to supply, competition, or other factors, may have a material adverse effect on our business, sales, and results of operations.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;

•
Failure to expeditiously sell our inventory could have a material adverse effect on our business, sales, and results of operations. See “Item 3. Key Information — D. Risk Factors — Related to Our Business and Industry — Failure to expeditiously sell our inventory could have a material adverse effect on our business, sales, and results of operations.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;

•
We work with third-party service providers and business partners. Actions of third parties are outside of our control and could materially and adversely affect our reputation, business, financial condition and results of operations. See “Item 3. Key Information — D. Risk Factors — Related to Our Business and Industry — We work with third-party service providers and business partners. Actions of third parties are outside of our control and could materially and adversely affect our reputation, business, financial condition and results of operations.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;

•
We rely, in part, on our marketing efforts for customer acquisition and achieving higher level of brand recognition. If we fail to conduct our marketing activities effectively and efficiently, our business could be harmed. See “Item 3. Key Information — D. Risk Factors — Related to Our Business and Industry — We rely, in part, on our marketing efforts for customer acquisition and achieving higher level of brand recognition. If we fail to conduct our marketing activities effectively and efficiently, our business could be harmed.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus; and

•
Our business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our business and prospects. See “Item 3. Key Information — D. Risk Factors — Related to Our Business and Industry — Our business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our business and prospects.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus.

Risks Related to Our Corporate Structure
Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

•
If the PRC government determines that our holding company structure does not comply with PRC regulation, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value or become worthless. See “Item 3. Key Information — D. Risk Factors — Related to Our Corporate Structure — If the PRC government determines that our holding company structure does not comply with PRC regulation, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value or become worthless.” in this prospectus.

Risks Related to Doing Business in China
Risks and uncertainties related to doing business in China include, but are not limited to, the following:
•
Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations. See “Item 3. Key Information — D. Risk Factors — Related to Doing Business in China — Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;

•
The approval and/or other requirements of the CSRC, the CAC, or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or delay in obtaining such approval for this offering, or a rescission of obtained approval, would subject us to sanctions imposed by the CSRC or other PRC government authorities. As of the date of this prospectus, we have not received any inquiry or notice or any objection in connection with our previous issuance of securities to foreign investors from the CSRC, the CAC or any other PRC governmental authorities that have jurisdiction over our operations. However, given the current regulatory environment in the PRC, there remains uncertainty regarding the interpretation and enforcement of PRC laws, which can change quickly and subject to any future actions within the discretion of PRC authorities. See “Risk Factors — Related to Doing Business in China — The approval and/or other requirements of the CSRC, the CAC, or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or delay in obtaining such approval for this offering, or a rescission of obtained approval, would subject us to sanctions imposed by the CSRC or other PRC government authorities.” in this prospectus;

•
The PRC government has significant oversight over our business operations, and may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our securities. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Related to Doing Business in China — The PRC government’s oversight over our business operation could result in a material adverse change in our operations and the value of our ADSs.” in this prospectus;

•
We face risks arising from the uncertainties with respect to the PRC legal system. Certain rules and regulations can change quickly, and there may be risks and uncertainties regarding the interpretation and enforcement of PRC laws and regulations. These risks and uncertainties may make it difficult for us to meet or comply with requirements under the applicable laws and regulations. See “Item 3. Key Information — D. Risk Factors — Related to Doing Business in China — Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;

•
Our business is susceptible to changes in government policies, including policies on automobile purchases, ownership, taxation, vehicle title transfers, and used car transactions across regions and provinces. Failure to adequately respond to such changes could adversely affect our business. See “Item 3. Key Information — D. Risk Factors — Related to Doing Business in China — Our business is susceptible to changes in government policies, including policies on automobile purchases, ownership, taxation, vehicle title transfers, and used car transactions across regions and provinces. Failure to adequately respond to such changes could adversely affect our business.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;
•
You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the annual report based on foreign laws. See “Item 3. Key Information — D. Risk Factors — Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the annual report based on foreign laws.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;

•
Cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government controls on currency conversion. As a result, cash in the PRC may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on our PRC subsidiaries’ ability to transfer cash. There is no assurance the PRC government will not intervene in or impose restrictions on us, our subsidiaries, and the former VIEs to transfer cash. See “Our Company — Cash and Asset Flows through Our Organization” and “Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may affect the value of your investment” in this prospectus;

•
The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections. See “Risk Factors — Related to Doing Business in China — The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections.” in this prospectus; and

•
Our ADSs will be delisted and prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect and investigate completely auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting and prohibition of trading of our ADSs, or the threat of their being delisted and prohibited from trading, may materially and adversely affect the value of your investment. See “Risk Factors — Related to Doing Business in China — Our ADSs will be delisted and prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect and investigate completely auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting and prohibition of trading of our ADSs, or the threat of their being delisted and prohibited from trading, may materially and adversely affect the value of your investment.” in this prospectus.

Risks Related to Our ADSs
Risks and uncertainties related to our ADSs include, but are not limited to, the following:
•
The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors. See “Item 3. Key Information — D. Risk Factors — Related to Our ADSs — The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;

•
Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial. See “Item 3. Key Information — D. Risk Factors — Related to Our ADSs — Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;

•
The dual-class structure of our ordinary shares may adversely affect the trading market for our ADSs. See “Item 3. Key Information — D. Risk Factors — Related to Our ADSs — The dual-class structure of our ordinary shares may adversely affect the trading market for our ADSs.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus;

•
If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline. See “Item 3. Key Information — D. Risk Factors — Related to Our ADSs — If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus; and

•
The sale or availability for sale of substantial amounts of the ADSs could adversely affect their market price. See “Item 3. Key Information — D. Risk Factors — Related to Our ADSs — The sale or availability for sale of substantial amounts of the ADSs could adversely affect their market price.” in our 2022 Form 20-F, which is incorporated by reference in this prospectus.

Corporate Information
Our principal executive offices are located at 1&3/F, No. 12 Beitucheng East Road, Chaoyang District, Beijing 100029, People’s Republic of China. Our telephone number at this address is +86 10 5691-6765. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at http://ir.xin.com/. The information contained on our website is not a part of this prospectus.
Recent Development
On June 30, 2022, we entered into a share subscription agreement with NIO Capital for the subscription of 714,285,714 senior convertible preferred shares of our company for an aggregate amount of US$100 million, which is being paid in multiple installments. The 714,285,714 senior convertible preferred shares were issued on July 27, 2022 in connection with the closing. As of the date of this prospectus, we have received an aggregate amount of US$10 million for the purchase price.
On August 29, 2022, we issued 36,699,029 Class A ordinary shares, par value US$0.0001 per share, of our company to ClearVue UXin Holdings, Ltd., or ClearVue, in exchange for the full release of the our obligations under the convertible promissory note issued to ClearVue on June 10, 2019 (such note, as amended, the “ClearVue Note”) in an aggregate principal amount of US$12.6 million. These shares were issued at a price equivalent to US$10.3 per ADS (or US$1.03 per ADS prior to the ADS Ratio Change). The ClearVue Note was extinguished upon such issuance of shares.
On October 12, 2022, Uxin Limited announced a change in ADS to Class A ordinary share ratio from each ADS representing three Class A ordinary shares to each ADS representing 30 Class A ordinary shares, effective from October 28, 2022.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.
Risks Related to Our Corporate Structure
If the PRC government determines that our holding company structure does not comply with PRC regulation, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value or become worthless.
Uxin Limited is not a Chinese operating company but a Cayman Islands holding company with operations primarily conducted by its subsidiaries and, historically, through contractual arrangements with the former VIEs based in China. As a result, investors face unique risks associated with our holding company structure. The PRC regulatory authorities could disallow this structure which could lead to a material change in our operations and/or a material change in the value of our ADSs, and could cause the value of our ADSs to significantly decline or become worthless. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunications services businesses, such as internet content provision services and online data processing and transaction processing businesses (operating e-commerce business). In order to comply with PRC regulatory requirements, in the past we primarily operated these businesses in China through the former VIEs.
In January 2015, Ministry of Industry & Information Technology announced the Notice of the Ministry of Industry and Information Technology on Removing the Restrictions on Foreign-owned Shareholding Percentage in Online Data Processing and Transaction Processing (operating commerce) Business in China (Shanghai) Pilot Free Trade Zone, or SHFTZ Notice. Pursuant to SHFTZ Notice, there are no restrictions on foreign investors maximum shareholding percentage in an enterprise established in Shanghai Pilot Free Trade Zone that conducts value-added telecommunications services in the scope of online data processing and transaction processing (Operating E-commerce). Therefore, our eligible PRC subsidiaries, Yougu and Youhan, have applied for and obtained approval from Shanghai Communications Administration to conduct e-commerce, and since then they have been operating our main online businesses instead of the former VIEs, Youxin Hulian and Yishouche.
In order to streamline our corporate structure and considering the changing regulatory environment, we have completed the Restructuring to terminate the contractual arrangements with both of the former VIEs which have become wholly owned subsidiaries of our company. Pursuant to the Restructuring, our wholly owned subsidiaries that had contractual arrangements with the former VIEs and their respective shareholders have purchased all equity interests held by such shareholders in the former VIEs. Accordingly, all contractual arrangements that enabled such shareholders to exercise effective control over the VIEs, receive substantially all of the economic benefits of the VIEs and have exclusive options to purchase all or part of the equity interests in the former VIEs, were effectively terminated. As a result of the Restructuring, the former VIEs have become our wholly owned subsidiaries and we currently operate our business in China directly through our subsidiaries, rather than through any variable interest entity. After the Restructuring, we continue to consolidate the financial results of these companies in our consolidated financial statements as they have become our wholly owned subsidiaries.
We, through the former VIEs, had been historically subject to a series of contractual arrangements with the former VIEs and the shareholders of the former VIEs until March 31, 2022. Because of these contractual arrangements, we were considered as the primary beneficiary of the former VIEs in China and accordingly, under U.S. GAAP, the financial statements of the former VIEs were consolidated as part of our financial statements for 2019, the three months ended March 31, 2020, and the fiscal years ended March 31, 2021 and 2022 in our 2022 Form 20-F, which is incorporated by reference in this prospectus.
Although we have completed the Restructuring in March 2022, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the agreements that established the former VIE structure for our operations in China, including potential future actions by the PRC government, which may retroactively affect the enforceability and legality of our historical contractual arrangements with the former VIEs and, consequently, affect the historical financial condition and results of operations of the former VIEs, and our ability to consolidate the results of the former VIEs into our consolidated financial statements for the periods prior to the completion of the Restructuring. No service fee was accrued or paid by the former VIEs according to the contractual agreements during the historical periods presented in our 2022 Form 20-F. The consideration for termination of the historical contractual arrangements with the former VIEs was the same as the loan amount under the contractual agreements, therefore, there was no cash transfer for the termination of the contractual arrangements. If the PRC government finds our holding company structure non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to penalties and our shares and/or ADSs may decline in value or become worthless as a result.
Risks Related to Doing Business in China
The approval and/or other requirements of the CSRC, the CAC, or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or delay in obtaining such approval for this offering, or a rescission of obtained approval, would subject us to sanctions imposed by the CSRC or other PRC government authorities.
The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to any public securities offerings on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If a governmental approval is required, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the requisite governmental approval for an offering, or a rescission of such CSRC approval if obtained by us, may subject us to sanctions imposed by the relevant PRC regulatory authority, which could include fines and penalties on our and the former VIEs’ operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.
Our PRC counsel, has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval under the M&A Rules for an offering because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether our offerings are subject to this regulation; and (ii) we did not acquire any equity interests or assets of a “PRC domestic company” as such terms are defined under the M&A Rules.
However, our PRC counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as our PRC counsel, and hence, we may face regulatory actions or other sanctions from them. Furthermore, relevant PRC governmental authorities promulgated the Opinions on Strictly Cracking Down Illegal Securities Activities on July 6, 2021, which provided that the administration and supervision of overseas-listed China-based companies will be strengthened, and the special provisions of the State Council on overseas issuance and listing of shares by such companies will be revised, clarifying the responsibilities of domestic industry competent authorities and regulatory authorities. However, the Opinions on Strictly Cracking Down Illegal Securities Activities were still leaving uncertainties regarding the interpretation and implementation of these opinions. It is possible that any new rules or regulations may impose additional requirements on us. Furthermore, the Review Measures required that, in addition to network products and services acquired by critical information infrastructure operators, online platform operators are also subject to cybersecurity review if they carry out data processing activities that affect or may affect national security, and online platform operators listing in a foreign country with more than one million users’ personal information data must apply for a cybersecurity review with the Cybersecurity Review Office. It is uncertain whether we would be deemed as a CIIO or an online platform operator which is under the censorship of the Review Measure in the future. In the event that we become under investigation or review by the CAC, we may have to substantially change our current business and our operations may be materially and adversely affected. If it is determined in the future that CSRC approval or other procedural requirements are required to be met for and prior to an offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for an offering, or a rescission of any such approval, could subject us to sanctions by the relevant PRC governmental authorities. The PRC governmental authorities may impose restrictions and penalties on our operations in China, such as the suspension of our apps and services, revocation of our licenses, or shutting down part or all of our operations, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from an offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our ADSs. The PRC governmental authorities may also take actions requiring us, or making it advisable for us, to halt an offering before settlement and delivery of the ADSs being offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the PRC governmental authorities later promulgate new rules or explanations requiring that we obtain their approvals for filings, registrations or other kinds of authorizations for an offering, we cannot assure you that we can obtain the approval, authorizations, or complete required procedures or other requirements in a timely manner, or at all, or obtain a waiver of the requisite requirements if and when procedures are established to obtain such a waiver.
On December 24, 2021, the CSRC and relevant departments of the State Council published a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Draft Administrative Provisions, and the CSRC issued a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies, or the Draft Filing Measures, for public comments. The Draft Administrative Provision and the Draft Filing Measures, collectively with other relevant regulations, the Draft Rules Regarding Overseas Listings, to regulate overseas securities offerings and listings by China-based companies, are available for public consultation. The Draft Rules Regarding Overseas Listing aims to lay out the regulatory filing requirements for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets.
The Draft Rules Regarding Overseas Listings, among other things, stipulate that, after making initial applications with overseas stock markets for initial public offerings or listings, all China-based companies shall file with the CSRC within 3 working days. The required filing materials for an initial public offering and listing should include but are not limited to a record-filing report and related undertakings; compliance certificate from the primary regulator of the applicant’s business; filing or approval documents (if applicable); security assessment opinion issued by related departments (if applicable); PRC legal opinion; and the prospectus. In addition, China-based companies may be prohibited from overseas offerings and listings (1) if the intended securities offerings and listings are specifically prohibited by the laws, regulations or provision of the PRC; (2) if the intended securities offerings and listings may constitute a threat to, or endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the applicants’ equity interests, major assets, core technologies, etc.; (4) if, in the past three years, the applicants’ domestic enterprises or controlling shareholders or de facto controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in the past three years, directors, supervisors, or senior executives of the applicants have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Administration Provisions further stipulate that a fine between RMB1 million and RMB10 million may be imposed if an applicant fails to fulfill the filing requirements or conducts an overseas offering or listing in violation of the Draft Rules Regarding Overseas Listings, and in cases of severe violations, regulators may issue an order to suspend relevant businesses or halt operations for rectification, and revoke relevant business permits or operational licenses.
On April 2, 2022, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (Draft for Comments), or the Draft Provisions on Confidentiality and Archives Administration, and accepted public comments until April 17, 2022. The Draft Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. As of the date of this prospectus, this draft was released for public comments only and the final version and effective date of such regulations are subject to change with substantial uncertainty. The Draft Provisions on Confidentiality and Archives Administration have not yet been settled or become effective, and there remain uncertainties regarding the further interpretation and implementation of the Draft Provisions on Confidentiality and Archives Administration.
As of the date of this prospectus, we have not received any inquiry or notice or any objection in connection with our previous issuance of securities to foreign investors from the CSRC, the CAC or any other PRC governmental authorities that have jurisdiction over our operations. Furthermore, based on the facts that, (i) the Cybersecurity Review Measures were newly adopted and the Draft Regulations have not been formally adopted, and the implementation and interpretation of both are subject to uncertainties, and (ii) we have not been involved in any investigations on cyber security review made by the CAC on such basis, nor have we received any inquiries, notices, warnings, or sanctions from any competent PRC regulatory authorities related to cybersecurity, data security and personal data protection, we believe we are in material compliance with the existing PRC laws and regulations on cybersecurity, data security and personal data protection. However, given the current regulatory environment in the PRC, there remains uncertainty regarding the interpretation and enforcement of PRC laws, which can change quickly with little notice in advance and subject to any future actions within the discretion of PRC authorities.
Although the Draft Rules Regarding Overseas Listing and the Relevant Officials of the CSRC Answered Reporter Questions on December 24, 2021 provides that companies with VIE structures are eligible to list overseas after filing with the CSRC and being considered compliant with domestic laws and regulations, there are no specific rules regarding the related compliance conditions. In addition, the CSRC may consult relevant competent authorities if needed and the consulting period is uncertain, which may delay the filing procedure or, the securities regulatory agency under the State Council and competent authorities under the State Council may impose a postponement or termination of the intended overseas offering and listing, and cancel the corresponding filing if the intended overseas offering and listing has been filed. The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. Any failure to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer ADSs, cause significant disruption to our business operations and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ADSs to significantly decline in value or become worthless.

The PRC government’s oversight over our business operation could result in a material adverse change in our operations and the value of our ADSs.
We historically conducted our business in China primarily through the former VIEs and their subsidiaries. Our operations in China are governed by PRC laws and regulations. The PRC government has oversight over the conduct of our business, and may intervene or influence our operations as the government deems appropriate to advance regulatory and social goals and policy positions. The PRC government deems appropriate to advance regulatory and social goals and policy positions. The PRC government has recently published new policies that significantly affected certain industries and we cannot rule out the possibility that it will in the future release regulations or policies that directly or indirectly affect our industry or require us to seek additional permission to continue our operations, which could result in a material adverse change in our operation and/or the value of our ADSs. In addition, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer ADSs to investors and cause the value of our ADSs to significantly decline or become worthless. Therefore, investors of our company and our business face potential uncertainty from actions taken by the PRC government affecting our business.
Governmental control of currency conversion may affect the value of your investment.
The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Cayman Islands holding company primarily relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to utilize cash held in China or generated by a PRC entity to fund our operations outside of China or pay dividends in foreign currencies to our shareholders, including holders of our ADSs. There is no assurance the PRC government will not intervene in or impose restrictions on us, our subsidiaries, and the former VIEs to transfer cash. See “Our Company — Cash and Asset Flows through Our Organization” in this prospectus.
The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections.
Our auditor, the independent registered public accounting firm that issues the audit report included in our 2022 Form 20-F, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess such firms’ compliance with the applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the applicable Chinese authorities, our auditor has not been and is currently not subject to inspections by the PCAOB. As a result, we and investors in our ADSs are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of accounting firms registered with the PCAOB in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our ADSs to lose confidence in the quality of work performed by our independent registered public accounting firm and our company’s financial statements.
On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China, which marks the first step toward providing access for the PCAOB to inspect and investigate completely registered public accounting firms in China. The Statement of Protocol sets forth, among other terms, that (i) the PCAOB has independent discretion to select any issuer audits for inspection or investigation; (ii) the PCAOB gets direct access to interview or take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated; (iii) the PCAOB has the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act; and (iv) the PCAOB inspectors can see complete audit work papers without any redactions. Furthermore, the PCAOB will assess by the end of 2022 whether China remains a jurisdiction where the PCAOB is not able to inspect and investigate completely auditors registered with the PCAOB. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol.
Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect and investigate completely auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of and prohibition from trading our ADSs, or the threat of their being delisted and prohibited from trading, may materially and adversely affect the value of your investment.
The Holding Foreign Companies Accountable Act, or the HFCAA, was signed into law on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCAA, pursuant to which the SEC will identify an issuer as a “Commission Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and our auditor is subject to this determination. On August 29, 2022, the SEC conclusively listed Uxin Limited as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended March 31, 2022. In accordance with the HFCAA, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States in 2024 if the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China, or in 2023 if proposed changes to the law, or the Accelerating Holding Foreign Companies Accountable Act, are enacted. As a result, the Nasdaq may determine to delist our securities.
On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will be able to conduct inspections of PCAOB-registered public accounting firms headquartered in China before the issuance of our financial statements on Form 20-F for the fiscal year ending March 31, 2024 which is due by July 31, 2024, or at all, is subject to substantial uncertainty and depends on a number of factors out of our, and our auditor’s, control. Furthermore, the PCAOB will assess by the end of 2022 whether China remains a jurisdiction where the PCAOB is not able to inspect or investigate completely public accounting firms registered with the PCAOB. If our shares and ADSs are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.
The Accelerating Holding Foreign Companies Accountable Act, if enacted into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two and as a result, our shares and ADSs could be prohibited from trading in the United States in 2023.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s). We will not receive any proceeds from the sale of our securities by the selling shareholders.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2022 on an actual basis.
This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our 2022 Form 20-F, which is incorporated by reference into this prospectus.
	As of June 30, 2022
	RMB	US$
	(in thousands, except for share data)
Indebtedness:
Current portion of long-term borrowings(1)	233,000	34,786
Current portion of long-term debt	108,054	16,132
Long-term debt	864,428	129,056
Mezzanine equity:
Senior convertible preferred shares (US$0.0001 par value, 1,000,000,000 shares authorized; 422,371,104 shares issued and outstanding)	547,719	81,772
Shareholders’ Deficit:
Ordinary shares	782	117
Additional paid-in capital	14,265,799	2,129,828
Accumulated other comprehensive income	229,801	34,308
Accumulated deficit	(15,893,289)	(2,372,806)
Total Shareholders’ deficit	(1,397,073)	(208,578)

Note:
(1)
the current portion of long-term borrowings has unpaid interest of RMB53.9 million, which was recorded in other payables and other current liabilities.

CERTAIN FINANCIAL INFORMATION
Financial Results
The following unaudited consolidated statements of comprehensive loss data for the three months ended June 30, 2021 and 2022 and unaudited consolidated balance sheet data as of June 30, 2022 have been prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.
The following table presents our unaudited consolidated statements of comprehensive loss data for the periods indicated:
	For the Three Months Ended June 30,
	2021	2022
	RMB	RMB	US$
	(In thousands except for number of shares and per share data)
Revenues
Retail vehicle sales	91,745	348,393	52,014
Wholesale vehicle sales	176,591	263,956	39,408
Others	9,482	13,821	2,063
Total revenues	277,818	626,170	93,485
Cost of revenues	(266,689)	(619,411)	(92,476)
Gross profit	11,129	6,759	1,009
Operating expenses
Sales and marketing	(42,159)	(64,798)	(9,674)
General and administrative	(38,347)	(45,575)	(6,804)
Research and development	(8,338)	(8,960)	(1,338)
Reversal of credit losses, net	5,476	377	56
Total operating expenses	(83,368)	(118,956)	(17,760)
Other operating income, net	21,542	15,580	2,326
Loss from operations	(50,697)	(96,617)	(14,425)
Interest income	3,045	270	40
Interest expenses	(18,389)	(5,448)	(813)
Other income	1,114	14,249	2,127
Other expenses	(818)	(1,727)	(258)
Foreign exchange losses	(3,723)	(2,748)	(410)
Fair value impact of the issuance of senior convertible preferred shares(i)	—	252,190	37,651
(Loss)/income before income tax expense	(69,468)	160,169	23,912
Income tax expense	—	(151)	(23)
Equity in income/ (losses) of affiliates	276	(38)	(6)
Net (loss)/income, net of tax	(69,192)	159,980	23,883
Less: net loss attributable to non-controlling interests shareholders	—	(3)	—
Net (loss)/income attributable to UXIN LIMITED’s ordinary shareholders	(69,192)	159,983	23,883
Net (loss)/income	(69,192)	159,980	23,883

	For the Three Months Ended June 30,
	2021	2022
	RMB	RMB	US$
	(In thousands except for number of shares and per share data)
Foreign currency translation, net of tax nil	24,870	(58,660)	(8,758)
Total comprehensive (loss)/income	(44,322)	101,320	15,125
Less: total comprehensive loss attributable to non-controlling interests shareholders	—	(3)	—
Total comprehensive (loss)/income attributable to UXIN LIMITED’s ordinary shareholders	(44,322)	101,323	15,125
Net (loss)/income attributable to UXIN LIMITED’s ordinary shareholders	(69,192)	159,983	23,883
Weighted average shares outstanding – basic	1,116,946,693	1,189,841,431	1,189,841,431
Weighted average shares outstanding – diluted	1,116,946,693	1,193,043,619	1,193,043,619
Net (loss)/income per share for ordinary shareholders, basic	(0.06)	0.09	0.01
Net (loss)/income per share for ordinary shareholders, diluted	(0.06)	0.09	0.01

(i)
In June 2021, we entered into a share subscription agreement with NIO Capital and Joy Capital, respectively, for an aggregate investment amount of up to US$315 million for the subscription of senior convertible preferred shares. The first closing in the amount of US$100 million was completed for the issuance of 291,290,416 senior convertible preferred shares on July 12, 2021. On the same day, we also issued warrants to each of NIO Capital and Joy Capital to purchase up to 240,314,593 senior convertible preferred shares for an aggregate amount of US$165 million which was included in the aforementioned US$315 million. The second closing in the amount of US$50 million is expected to be received subject to customary closing conditions, out of which US$27.5 million, US$10 million and US$7.5 million were received in November 2021, in March and June 2022, respectively. For the remaining US$5 million, on July 27, 2022, NIO Capital assigned its rights and obligations to an independent third party, from whom we received this remaining US$5 million. According to U.S. GAAP, all proceeds received in the first closing was allocated to warrants. Warrants and the second closing contract are recorded as warrant liabilities and forward contract liabilities or assets at fair value respectively with subsequent fair value change to be charged into the profit and loss. Total fair value impact during the reported quarter was RMB252.2 million (US$37.7 million).

*
Share-based compensation charges are as follows:

	For the Three Months Ended June 30,
	2021	2022
	RMB	RMB	US$
	(In thousands)
Cost of revenues	—	—	—
Sales and marketing	—	—	—
General and administrative	6,142	11,690	1,745
Research and development	—	—	—

The following table presents our condensed consolidated balance sheet data as of the dates indicated:
	As of March 31,	As of June 30,
	2022	2022
	RMB	RMB	US$
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	128,021	88,189	13,166
Restricted cash	8,276	4,691	700
Accounts receivable, net	832	1,386	210
Loans recognized as a result of payments under guarantees, net of provision for credit losses of RMB324,371 and RMB323,190 as of March 31, 2022 and June 30, 2022, respectively	54,888	50,599	7,554
Other receivables, net of provision for credit losses of RMB30,251 and RMB29,581 as of March 31, 2022 and June 30, 2022, respectively	166,006	164,808	24,605
Inventory, net	426,257	378,889	56,567
Forward contract assets(i)	36	19,640	2,932
Prepaid expenses and other current assets	90,012	63,010	9,407
Total current assets	874,328	771,212	115,141
Non-current assets
Property, equipment and software, net	34,531	36,097	5,389
Long term investments	288,756	288,718	43,104
Other non-current assets(ii)	24,000	21,000	3,135
Right-of-use assets, net	29,584	24,590	3,671
Total non-current assets	376,871	370,405	55,299
Total assets	1,251,199	1,141,617	170,440
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	92,534	83,821	12,514
Guarantee liabilities	179	111	17
Warrant liabilities(i)	196,390	416	62
Other payables and other current liabilities(iii)	674,333	611,097	91,235
Current portion of long-term borrowings	233,000	233,000	34,786
Current portion of long-term debt(iv)	102,206	108,054	16,132
Total current liabilities	1,298,642	1,036,499	154,746
Non-current liabilities
Consideration payable to Webank(v)	107,642	79,041	11,801
Operating lease liabilities	10,866	11,003	1,643
Long-term debt(iv)	817,648	864,428	129,056
Total non-current liabilities	936,156	954,472	142,500
Total liabilities	2,234,798	1,990,971	297,246

	As of March 31,	As of June 30,
	2022	2022
	RMB	RMB	US$
	(In thousands)
Mezzanine equity
Senior convertible preferred shares ( US$0.0001 par value, 1,000,000,000 shares authorized as of March 31, 2022 and June 30, 2022, respectively; 400,524,323 and 422,371,104 shares issued and outstanding as of March 31, 2022 and June 30, 2022, respectively)(i)	526,484	547,719	81,772
Total Mezzanine equity	526,484	547,719	81,772
Shareholders’ deficit
Ordinary shares	782	782	117
Additional paid-in capital	14,254,109	14,265,799	2,129,828
Accumulated other comprehensive income	288,461	229,801	34,308
Accumulated deficit	(16,053,272)	(15,893,289)	(2,372,806)
Total Uxin’s shareholders’ deficit	(1,509,920)	(1,396,907)	(208,553)
Non-controlling interests	(163)	(166)	(25)
Total shareholders’ deficit	(1,510,083)	(1,397,073)	(208,578)
Total liabilities, mezzanine equity and shareholders’ deficit	1,251,199	1,141,617	170,440

(i)
In June 2021, we entered into a share subscription agreement, respectively, with NIO Capital and Joy Capital for an aggregate investment amount of up to US$315 million for the subscription of senior convertible preferred shares. The first closing in the amount of US$ 100 million was completed for the issuance of 291,290,416 senior convertible preferred shares on July 12, 2021. On the same day, we also issued warrants to each of NIO Capital and Joy Capital to purchase up to 240,314,593 senior convertible preferred shares for an aggregate amount of US$165 million which was included in the aforementioned US$315 million. According to U.S.GAAP, all proceeds received in the first closing was allocated to warrants. Warrants and the second closing contract are recorded as warrant liabilities and forward liabilities, respectively, with subsequent fair value change to be charged into the profit and loss.

The second closing in the amount of US$50 million is expected to be received subject to customary closing conditions, out of which US$27.5 million, US$10 million and US$7.5 million were received in November 2021, March and June 2022, respectively, For the remaining US$5 million, on July 27, 2022, NIO Capital assigned its rights and obligations to an independent third party, from whom we received this remaining US$5 million. The corresponding fair value was transferred from forward contract liabilities to mezzanine equity on the same day.
(ii)
Other non-current assets represented our prepayment for financial solution advisory services. We entered into a long-term strategic cooperation agreement with Golden Pacer separately in April 2020, and an aggregate amount of RMB60.0 million as prepayment was made in exchange for a 5-year financial solution advisory services from Golden Pacer.

(iii)
Pursuant to a contractual payment schedule contained in a supplemental agreement signed with one of our suppliers, in order to settle all payables due to this supplier, a total of RMB56.1 million will be waived after full payment is made by us as long as we make payments on schedule. As of June 30, 2022, a total of RMB105.2 million was recorded and the last payment will be made by December 2022. Currently, we made the payments on schedule.

(iv)
In June 2021, we entered into a supplemental agreement with affiliates of 58.com, Warburg Pincus, TPG and certain other investors who held a total of US$230.0 million convertible notes (“2024 Notes”). Pursuant to the supplemental agreement, 30% of the outstanding 2024 Notes principal amount will be converted into a total of 66,990,291 Class A ordinary shares at a price of US$1.03 per Class A ordinary share upon the first closing. On July 12, 2021, aforementioned conversion was completed and related Class A ordinary shares were issued. Remaining principal amount will be repaid by instalments by us from July 2021 to June 2024 and recorded as current portion of long-term debt and long-term debt. Besides, interest term was modified and 2024 Notes bear no interest from the original issuance date.

(v)
On July 23, 2020, we entered into a supplemental agreement with WeBank to settle our remaining guarantee liabilities associated with the historically-facilitated loans for WeBank. Pursuant to the supplemental agreement, we will pay an aggregate amount of RMB372 million to WeBank from 2020 to 2025 as guarantee settlement with a maximum annual settlement amount of no more than RMB84 million. Upon the signing of the supplemental agreement, we are also no longer subject to guarantee obligations in relation to our historically-facilitated loans for WeBank under the condition that we make the instalment payments based on the agreed-upon schedule set forth in the supplemental agreement.

On June 21, 2021, we entered into another supplemental agreement with WeBank and under this supplemental agreement a total of RMB48 million instalment payments will be waived (represents present value of RMB42.2 million) immediately upon the effectiveness of this supplemental agreement. The effectiveness of this supplemental agreement is conditioned on the closing of the first tranche of financing with NIO Capital and Joy Capital. The first tranche of financing closed on July 12, 2021 and therefore this supplemental agreement became effective on July 12, 2021, and related waived payment was recorded in other operating income. As of June 30, 2022, total outstanding payables was RMB132.8 million, out of which RMB53.8 million was recorded in “consideration payable to WeBank” and the remaining was recorded in “other payables and other current liabilities.”
Three Months Ended June 30, 2022 Compared to Three Months Ended June 30, 2021
Total revenues were RMB626.2 million (US$93.5 million) for the three months ended June 30, 2022, an increase of 23.8% from RMB505.7 million in the last quarter and an increase of 125.4% from RMB277.8 million in the same period last year. The increases were driven by the growth of total transaction volume.
Retail vehicle sales revenue was RMB348.4 million (US$52.0 million) for the three months ended June 30, 2022, representing an increase of 9.1% from RMB319.3 million in the last quarter and an increase of 279.7% from RMB91.7 million in the same period last year. For the three months ended June 30, 2022, retail transaction volume was 2,407 units, an increase of 30.2% from 1,848 units last quarter and an increase of 254.5% from 679 units in the same period last year. The increases were driven by the growth of retail transaction volume as our Hefei IRC maintained its steady growth while our Xi’an IRC continued to recover from COVID-induced disruptions. The increases were partially offset by slight decreases in average selling prices as we started shifting our focus towards mid-range priced vehicles. The increased sales volume of mid-range priced vehicles and the promotion programs we launched to boost the sales of our higher priced vehicles led to a lower average selling price in the quarter.
Wholesale vehicle sales revenue was RMB264.0 million (US$39.4 million) for the three months ended June 30, 2022, compared with RMB179.7 million in the last quarter and RMB176.6 million in the same period last year. For the three months ended June 30, 2022, wholesale transaction volume was 3,068 units, representing an increase of 28.7% from 2,383 units last quarter and an increase of 31.6% from 2,332 units in the same period last year. Wholesale vehicle sales refers to the vehicles we purchased from individuals but did not meet our retail standards thus were wholesaled through online and offline channels. With the gradual recovery from the COVID-19 resurgence in last quarter, we purchased more vehicles from individuals in this quarter, resulting in more wholesale vehicle sales.
Other revenue was RMB13.8 million (US$2.1 million) for the three months ended June 30, 2022, compared with RMB6.8 million in the last quarter and RMB9.5 million in the same period last year.
Cost of revenues was RMB619.4 million (US$92.5 million) for the three months ended June 30, 2022, compared with RMB504.6 million in the last quarter and RMB266.7 million in the same period last year.
Gross margin was 1.1% for the three months ended June 30, 2022, compared with 0.2% in the last quarter and 4.0% in the same period last year. In order to better meet the changes in customers’ preference and improve the inventory turnover, we have been continuously optimizing our inventory structure, and started to shift our focus towards mid-range priced vehicles. The increased sales volume of mid-ranged priced vehicles and the promotion programs we launched to boost the sales of our higher priced vehicles led to a lower average selling price in the quarter. In addition, we started writing down the higher priced vehicles in our inventory that were unsold since last quarter, leading to the decrease of gross margin compared with the same period of last year.
Total operating expenses were RMB119.0 million (US$17.8 million) for the three months ended June 30, 2022. Total operating expenses excluding the impact of share-based compensation were RMB107.3 million.
Sales and marketing expenses were RMB64.8 million (US$9.7 million) for the three months ended June 30, 2022, compared with RMB67.8 million in the last quarter and an increase of 53.7% from RMB42.2 million in the same period last year. The year-over-year increase was mainly due to increases in performance incentives for the sales teams and vehicle transaction costs as a result of higher transaction volume. In addition, we also recorded increased brand promotion expenses in Xi’an and Hefei where our IRCs are located. Share-based compensation expenses associated with sales and marketing expenses were nil during the quarter.

General and administrative expenses were RMB45.6 million (US$6.8 million) for the three months ended June 30, 2022, representing an increase of 11.8% from RMB40.7 million in the last quarter and an increase of 18.8% from RMB38.3 million in the same period last year. The quarter-over-quarter increase was mainly due to the increase of professional fees. The year-over-year increase was mainly due to the impact of share-based compensation. General and administrative expenses excluding the impact of share-based compensation were RMB33.9 million.
Research and development expenses were RMB9.0 million (US$1.3 million) for the three months ended June 30, 2022, representing an increase of 6.2% from RMB8.4 million in the last quarter and an increase of 7.5% from RMB8.3 million in the same period last year. Share-based compensation expenses associated with research and development expenses were nil during the quarter.
Loss from operations was RMB96.6 million (US$14.4 million) in the three months ended June 30, 2022, compared with RMB109.5 million for the last quarter and RMB50.7 million in the same period last year.
Fair value impact related to the senior convertible preferred shares resulted in a gain of RMB252.2 million (US$37.7 million) for the three months ended June 30, 2022, compared with a gain of RMB476.8 million in the last quarter. The impact was mainly due to the fair value change of the warrants and forward contracts issued in connection with the senior convertible preferred shares during the period. The fair value impact was a non-cash gain.
Net income/(loss) from operations was net income of RMB160.0 million (US$23.9 million) for the three months ended June 30, 2022, compared with net income of RMB360.8 million for the last quarter and net loss of RMB69.2 million for the same period last year.
Liquidity
As of June 30, 2022, we had RMB88.2 million (US$13.2 million) in cash and cash equivalents. The cash and cash equivalents primarily consist of cash on hand and deposits placed with financial institutions that can be added to or withdrawn without limitation. We have been incurring losses from operations since the inception. We incurred loss from operations of RMB96.6 million (US$14.4 million) in three months ended June 30, 2022. Net current liabilities amounted to RMB265.3 million (US$39.6 million) as of June 30, 2022.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$1,000,000 divided into 10,000,000,000 shares comprising of (i) 8,180,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, (ii) 100,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and (iii) 1,720,000,000 senior preferred shares of a par value of US$0.0001 each.
Our Memorandum and Articles of Association
The following are summaries of material provisions of our memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.
Ordinary Shares.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of shareholders. We may not issue shares to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.
Conversion.   Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon (i) any direct or indirect sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof or the direct or indirect transfer or assignment of the voting power attached to such Class B ordinary shares through voting proxy or otherwise to any person or entity that is not an Affiliate (as defined in our memorandum and articles of association) of such holder, or (ii) the direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class B ordinary shares that is an entity to any person that is not an Affiliate of such holder, such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to our memorandum and articles of association. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may declare and pay a dividend only out of funds legally available, namely out of either our profit or share premium account, provided that in no circumstances may a dividend be paid if, immediately after this payment, this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Dividends received by each Class B ordinary share and Class A ordinary share in any dividend distribution shall be the same.
Voting Rights.   Our Class A ordinary shares and Class B ordinary shares and our senior convertible preferred shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law or provided for in our memorandum and articles of association or the Amended and Restated Certificate of Designation. In respect of matters requiring shareholders’ vote, each Class A ordinary share is entitled to one vote, each Class B ordinary share is entitled to ten votes, and each senior convertible preferred share is entitled to that number of votes equal to the largest number of whole Class A Ordinary Shares into which each such senior convertible preferred share could be converted. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any shareholder who holds not less than 10% of the votes attaching to the total shares which are present in person or by proxy at the meeting.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Holders of our shares may, among other things, divide or combine all or any of our company’s share capital by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairman of our board of directors or by a resolution passed by a majority of our board of directors. Advance notice of at least seven (7) calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Holders of our senior convertible preferred shares shall be included for the purposes of determining whether the quorum requirement is satisfied.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than a majority of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board is obliged to call an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Transfer of Ordinary Shares.   Subject to the restrictions in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of ordinary shares;

•
the instrument of transfer is properly stamped, if required;

•
in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•
a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required of the Nasdaq Stock Market LLC, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor our register of members closed for more than 30 days in any year as our board may determine.
Liquidation.   On a return of capital or the winding up of our company, and subject to the rights of the senior convertible preferred shares as set out in the Amended and Restated Certificate of Designation, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors or by the shareholders by special resolution. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if our company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variation of Rights of Shares.   If at any time, our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (subject to any rights or restrictions for the time being attached to any class or series), may only be materially adversely varied with the consent in writing of the holders of all of the issued shares of that class or series or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by our company. The rights of the holders of our shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Issuance of Additional Shares.   Our memorandum and articles of association authorize our board of directors to issue additional Class A ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our memorandum and articles of association also authorize our board of directors to authorize the division of our shares into any number of classes and the different classes shall be authorized, established and designated (or re-designated as the case may be), and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes may be fixed and determined by our board of directors. Our directors may issue shares with such preferred or other rights, all or any of which may be greater than the rights of our ordinary shares, at such time and on such terms as they may think appropriate. Our directors may issue from time to time one or more series of preferred shares in their absolute discretion and without approval of our shareholders, and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•
the designation of the series;

•
the number of shares of the series;

•
the dividend rights, dividend rates, conversion rights, voting rights; and

•
the rights and terms of redemption and liquidation preferences.

Issuance of preferred shares may dilute the voting power of holders of Class A ordinary shares.
Inspection of Books and Records.   Holders of our Class A ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles of association, special resolutions passed by our shareholders, and our register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements.
Anti-Takeover Provisions.   Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
•
authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

•
limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
•
does not have to file an annual return of its shareholders with the Registrar of Companies;

•
is not required to open its register of members for inspection;

•
does not have to hold an annual general meeting;

•
may issue negotiable or bearer shares or shares with no par value;

•
may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•
may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
may register as a limited duration company; and

•
may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of our company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Changes in Capital.   Our shareholders may from time to time by ordinary resolution:
•
increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•
consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•
sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

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cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.
Preferred Shares
The following summarizes the key rights, preferences, privileges and restrictions on our senior convertible preferred shares:
Dividend.   Each senior convertible preferred share has a par value of US$0.0001 per share and a stated value equal to US$0.3433 per share or US$0.14 per share, as applicable. If we declare any dividend, the holders of senior convertible preferred shares shall be entitled to receive, on parity with each other holders and in preference to ordinary shares and/or other junior securities, dividends at the rate of 8% per annum of the applicable stated value on a non-cumulative basis.
Voting Rights.   Each holder of each senior convertible preferred share shall be entitled to vote that number of votes equal to the largest number of whole shares of Class A ordinary shares into which each such senior convertible preferred share could be converted.
Liquidation.   Upon any liquidation, dissolution or winding-up of our company, each holder of senior convertible preferred share, pari passu with other holders and in preference to the holders of junior securities, shall be entitled to receive an amount equal to 150% of the applicable stated value per senior convertible preferred share held by ordinary shares and/or such holder, plus any accrued and unpaid dividends.
Conversion.   Each senior convertible preferred share shall be convertible, at any time at the option of the holder at its sole discretion, into that number of Class A ordinary shares or ADSs determined by dividing the applicable stated value of such senior convertible preferred share by the conversion price, which shall initially be the stated value and is subject to adjustment from time to time.
Redemption Right.   Upon the occurrence of certain events, our company shall redeem all or part of the senior convertible preferred shares upon written notice of each holder of senior convertible preferred shares. The redemption price shall equal to the sum of (i) the aggregate amount of the applicable stated value, as adjusted, plus (ii) an amount accruing at a compound annual rate of 8% of such stated value for a period commencing from the original issue date and ending on the redemption closing date, plus (iii) any accrued but unpaid dividends, provided that, to the extent that the applicable stated value of a senior preferred share has not been fully paid at the time of the redemption, the redemption price for such senior convertible preferred share shall be calculated based on the part of the applicable stated value that has been paid (including the par value).
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offer or may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:
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an act which is illegal or ultra vires and is therefore incapable of ratification by the shareholders;

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an act which requires a resolution with a qualified (or special) majority (i.e., more than a simple majority) which has not been obtained; and

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an act which constitutes a fraud on the minority where the wrongdoer are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors, and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company as at the date of the deposit entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed by an ordinary resolution of our shareholders. A director’s office shall be vacated if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of all the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years.
Equity Securities and Warrants
In October 2020, we completed private placements with GIC and Wells Fargo for subscription of a total of 84,692,839 Class A ordinary shares for an aggregate amount of US$25 million.
In March 2021 and June 2021, we entered into a term sheet and definitive agreements, respectively, with NIO Capital and Joy Capital to raise an aggregate amount of up to US$315 million for the subscription of a total of 917,564,810 senior convertible preferred shares. The first closing in the amount of US$100 million was completed for the issuance of 291,290,416 senior convertible preferred shares on July 12, 2021. The second closing in the amount of US$27.5 million was completed for the issuance of 80,104,865 senior convertible preferred shares in November 2021. Another US$10 million and US$7.5 million of the second closing was completed in March 2022 and June 2022, respectively. In July 2022, NIO Capital assigned its rights and obligations to subscribe for 14,564,520 senior convertible preferred shares under the second closing for the total price of US$5 million to an independent third party. On the same day, we issued 14,564,520 senior convertible preferred shares to the third party and the second closing of the transaction was completed. The two investors have also purchased warrants to purchase 480,629,186 senior convertible preferred shares for an aggregate amount of US$165 million.
On June 30, 2022, we entered into a share subscription agreement with NIO Capital for the subscription of 714,285,714 senior convertible preferred shares of our company for an aggregate amount of US$100 million, which is being paid in multiple installments. The 714,285,714 senior convertible preferred shares were issued on July 27, 2022 in connection with the closing. As of the date of this prospectus, we have received an aggregate amount of US$10 million for the purchase price.
On July 19, 2022, we issued 183,495,146 Class A ordinary shares to 58.com Holdings Inc., or 58.com, at a price equivalent to US$10.3 per ADS (or US$1.03 per ADS prior to the ADS Ratio Change) in exchange for the full release of our obligations to 58.com under the Notes (as defined below) and certain other historical transactions.
On August 29, 2022, we issued 36,699,029 Class A ordinary shares to ClearVue at a price equivalent to US$10.3 per ADS (or US$1.03 per ADS prior to the ADS Ratio Change) in exchange for the full release of our obligations to ClearVue under the ClearVue Notes.
Convertible Debt Securities
In June 2018, concurrently with our initial public offering, we sold convertible notes to CNCB (Hong Kong) Investment Limited (“the CNCB Note”) and Golden Fortune Company Limited (“the GF Note”), resulting in net proceeds to us of US$100 million and US$75 million, respectively. The CNCB Note and the GF Note each beared an interest rate of 6% and 6.5% per annum. The convertible notes became due and were paid in June 2019.
In June 2019, we sold convertible notes in an aggregate principal amount of US$230 million to Redrock Holding Investments Limited, or Redrock, TPG Growth III SF Pte. Ltd., or TPG, 58.com, Zhuhai Guangkong Zhongying Industrial Investment Fund (Limited Partnership), Magic Carpet International Limited and ClearVue (the “Notes”). The Notes will become due and payable on June 30, 2024. Provided that the Notes are paid on time, no interest accrued on the principal amount shall be payable. On July 12, 2021, the Notes for a principal amount of US$69 million were converted into a total of 66,990,291 Class A ordinary shares. The noteholders have also irrevocably waived the conversion rights with respect to their respective remaining amount. On July 19, 2022, we issued 183,495,146 Class A ordinary shares to 58.com at a price equivalent to US$10.3 per ADS (or US$1.03 per ADS prior to the ADS Ratio Change) in exchange for the full release of our obligations to 58.com under the Notes and certain other historical transactions. On August 29, 2022, we issued 36,699,029 Class A ordinary shares to ClearVue at a price equivalent to US$10.3 per ADS (or US$1.03 per ADS prior to the ADS Ratio Change) in exchange for the full release of our obligations to ClearVue under the ClearVue Notes.
Between July and November 2019, we sold convertible notes in an aggregate principal amount of US$50 million to affiliates of PacificBridge Asset Management, or PacificBridge (the “PB Notes”). Among the PB Notes, notes of US$20.05 million in principal amount bears an interest rate of 10% per annum (the “10% Notes”), and notes of US$29.95 million in principal amount bears an interest rate of 11% per annum (the “11% Notes”). The 10% Notes will become due and payable 12 months after the issuance date, and the 11% Notes will become due and payable 15 months after the issuance date, unless converted earlier. The purchasers of the convertible notes have the right to convert the convertible notes into Class A ordinary shares of our company during the period from and including the 181st day after the issuance date to and including the maturity date, which right may be exercised twice only. The conversion prices per Class A ordinary share of the PB Notes are US$1.663, US$1.683 and US$1.7, as applicable, and may be adjusted. The interests are payable until the outstanding principal amount is fully paid; provided that if any portion of the convertible notes are duly converted into Class A ordinary shares pursuant to the terms of the convertible notes, no interest accrued on the principal amount being converted shall be payable.
On July 23, 2020, we entered into agreements with PacificBridge to amend the terms of the PB Notes. Pursuant to the agreements, the parties have agreed that the conversion prices of the PB Notes will be adjusted to our volume weighted average price for the last 30 trading days prior to the signing of the agreements multiplied by 78%, and PacificBridge will convert all the PB Notes into our Class A ordinary shares upon the signing of the agreements. On the same day, PacificBridge converted all the PB Notes into 136,279,973 Class A ordinary shares of ours at the adjusted conversion price.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent 30 Class A ordinary shares (or a right to receive 30 Class A ordinary shares) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 225 Liberty Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. The laws of the Cayman Islands govern shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The deposit agreement gives the depositary or an ADS holder asserting a claim against us the right to require us to submit that claim to binding arbitration in New York under the Rules of the American Arbitration Association, including any United Stated federal securities law claim. However, a claimant could also elect not to submit its claim to arbitration and instead bring its claim in any court having jurisdiction of it. The deposit agreement does not give us the right to require anyone to submit any claim to arbitration.
The following is a summary of the material provisions of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided in “Where You Can Find More Information About Us”.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.
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Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.
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Class A Ordinary Shares.   The depositary may distribute additional ADSs representing any Class A ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell Class A ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new Class A ordinary shares. The depositary may sell a portion of the distributed Class A ordinary shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

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Rights to Purchase Additional Shares.   If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of Class A ordinary shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

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Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, Class A ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited Class A ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the Class A ordinary shares. However, you may not know about the meeting enough in advance to withdraw the Class A ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.
Fees and Expenses
Persons depositing or withdrawing Class A ordinary shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of Class A ordinary shares or rights or other property
$0.05 (or less) per ADS	Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates Any cash distribution to ADS holders

Persons depositing or withdrawing Class A ordinary shares or ADS holders must pay:	For:
A fee equivalent to the fee that would be payable if securities distributed to you had been Class A ordinary shares and the Class A ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$0.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of Class A ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw Class A ordinary shares
Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement)
Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or Class A ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing Class A ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your

American Depositary Shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if
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60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

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we appear to be insolvent or enter insolvency proceedings;

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement, or for any;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

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may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A ordinary shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Shares Underlying Your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying Class A ordinary shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of Class A ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our Class A ordinary shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Pre-release of ADSs
The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the prerelease is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder communications; inspection of register of holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:
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the title and nominal value of the preferred shares;

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the number of preferred shares we are offering;

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the liquidation preference per preferred share, if any;

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the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

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whether preferential subscription rights will be issued to existing shareholders;

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the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the company;

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the procedures for any auction and remarketing, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into our Class A ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Class A ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred shares;

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preemption rights, if any;

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other restrictions on transfer, sale or assignment, if any;

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a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

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any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.
The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
We have issued warrants to purchase senior convertible preferred shares and may issue warrants to purchase Class A ordinary shares and preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued and exercised;

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the currency or currencies in which the price of such warrants will be payable;

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the securities purchasable upon exercise of such warrants;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

information with respect to book-entry procedures, if any;
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any material Cayman Islands or United States federal income tax consequences;

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the antidilution provisions of the warrants, if any; and any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
We may issue subscription rights to purchase Class A ordinary shares, including Class A ordinary shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:
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the title of such subscription rights;

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the securities for which such subscription rights are exercisable;

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the exercise price for such subscription rights;

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the number of such subscription rights issued to each shareholder;

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the extent to which such subscription rights are transferable;

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if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

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the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

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the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

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any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. The Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States.
Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Substantially all of our assets are located in China. Most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Cayman Islands
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive, (ii) is not in respect of taxes, a fine or a penalty; and (iii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC
Beijing Docvit Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Beijing Docvit Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

SELLING SHAREHOLDERS
This prospectus covers the proposed sale from time to time by the selling shareholders identified in the table herein and/or their affiliates of up to an aggregate of 2,789,411,324 Class A ordinary shares, in the form of ADS or otherwise, held by the selling shareholders pursuant to this prospectus.
We have no assurance that the selling shareholders will sell any of the securities registered for sale hereunder. The selling shareholders may sell such securities to or through underwriters, dealers or agents or directly to purchasers or otherwise. See “Plan of Distribution.” The selling shareholders may also sell, transfer or otherwise dispose of some or all such securities in transactions exempt from the registration requirements of the Securities Act. Accordingly, we cannot estimate the number of Class A ordinary shares, in the form of ADS or otherwise, that the selling shareholders will sell under this prospectus.
The table below provides information about the ownership of the selling shareholders of our shares and the maximum number of Class A ordinary shares that may be offered from time to time by the selling shareholders hereunder. The selling shareholders may sell less than all of the shares listed in the table below.
The information in the following table and the related notes is based on information filed with the SEC or supplied to us by the selling shareholders. We have not sought to verify such information. Information about the selling shareholders may change over time. Any changed or new information given to us by the selling shareholders will be set forth in supplements to this prospectus, the accompanying prospectus or amendments to the registration statement, if and when necessary.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership and voting power percentage of that person, we have included shares and associated votes that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. The calculations are based on 3,194,269,722 shares outstanding as of October 27, 2022 (assuming all the outstanding senior convertible preferred shares are converted into Class A ordinary shares at the currently applicable conversion price), comprising of (i) 1,367,745,575 Class A ordinary shares, excluding the 3,782,221 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our Amended and Restated Plan, (ii) 40,809,861 Class B ordinary shares and (iii) 1,151,221,338 senior convertible preferred shares, which can be converted into 1,785,714,286 Class A ordinary shares at the currently applicable conversion price.
	Class A Ordinary Shares	Class B Ordinary Shares	Senior Convertible Preferred Shares	Total Shares (on an as-converted basis)	%†	% of Aggregate Voting Power††	Shares Registered Pursuant to this Registration Statement (Maximum number of Shares that may be sold)
Selling Shareholders:
Nio entities(1)	—	—	1,158,503,599	1,454,600,307	42.4	38.3	1,454,600,307
Astral Success Limited(2)	—	—	458,782,405	776,028,879	22.6	20.4	776,028,879
58.com Holdings Inc.(3)	183,495,146	—	—	183,495,146	5.7	5.2	183,495,146
Baidu (Hong Kong) Limited(4)	79,832,280	—	—	79,832,280	2.5	2.2	79,832,280
Redrock Holding Investments Limited(5)	68,221,485	—	—	68,221,485	2.1	1.9	68,221,485
ClearVue UXin Holdings, Ltd.(6)	50,912,962	—	—	50,912,962	1.6	1.4	50,912,962
LC Fund V, L.P.(7)	50,232,683	—	—	50,232,683	1.6	1.4	50,232,683
TPG Growth III SF Pte. Ltd.(8)	37,608,578	—	—	37,608,578	1.2	1.1	37,608,578

	Class A Ordinary Shares	Class B Ordinary Shares	Senior Convertible Preferred Shares	Total Shares (on an as-converted basis)	%†	% of Aggregate Voting Power††	Shares Registered Pursuant to this Registration Statement (Maximum number of Shares that may be sold)
LUO Jie(9)	—		14,564,520	35,714,286	1.1	1.0	35,714,286
JenCap UX(10)	27,572,210	—	—	27,572,210	0.9	0.8	27,572,210
JENCAP UX II PLUS LLC(11)	16,872,900	—	—	16,872,900	0.5	0.5	16,872,900
Haixia Uxin International Limited Partnership(12)	4,610,889	—	—	4,610,889	0.1	0.1	4,610,889
LC Parallel Fund V, L.P(13)	3,708,719	—	—	3,708,719	0.1	0.1	3,708,719

†
For each person and group included in this column, percentage ownership is calculated by dividing the number of ordinary shares beneficially owned by such person or group by the sum of the total number of ordinary shares outstanding.

††
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A, Class B ordinary shares and senior convertible preferred shares, which are convertible into Class A ordinary shares at the currently applicable conversion price, as a single class. Each holder of Class A ordinary shares is entitled to one vote per share and each holder of our Class B ordinary shares is entitled to ten votes per share on all matters submitted to them for a vote. Our Class A ordinary shares, Class B ordinary shares and senior convertible preferred shares, which are convertible into Class A ordinary shares at the currently applicable conversion price, vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B ordinary shares are convertible at any time by the holder thereof into Class A ordinary shares on a one-for-one basis.

(1)
Represents 1,158,503,599 senior convertible preferred shares, comprising of (i) 889,059,964 senior convertible preferred shares held by Abundant Grace Investment Limited, which are convertible into 1,142,857,143 Class A ordinary shares at the currently applicable conversion price, (ii) 29,129,042 senior convertible preferred shares held by Abundant Glory Investment L.P., which are convertible into 71,428,571 Class A ordinary shares at the currently applicable conversion price, (iii) up to 208,272,647 senior convertible preferred shares that may be acquired upon exercise of the warrant held by Abundant Grace Investment Limited, which are convertible into 208,272,647 Class A ordinary shares at the currently applicable conversion price, and (iv) up to 32,041,946 senior convertible preferred shares that may be acquired upon exercise of the warrant held by Abundant Glory Investment L.P., which are convertible into 32,041,946 Class A ordinary shares at the currently applicable conversion price. NBNW Investment Limited and Eve One Fund II L.P. comprise the owners of the majority of the voting interest of Abundant Grace Investment Limited. NBNW Investment Limited is a holding company indirectly and wholly owned by a family trust set up by Mr. Bin Li. Nio Capital II LLC is the general partner of Eve One Fund II L.P. and Abundant Glory Investment L.P., and Mr. Bin Li is one of the managers of Nio Capital II LLC. The registered offices of Abundant Grace Investment Limited and Abundant Glory Investment L.P. are at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The business address of NBNW Investment Limited is P.O. Box 957, Offshore Incorporations Centre Road Town, Tortola, British Virgin Islands. The address of Eve One Fund II L.P. is c/o Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, Grand Cayman KY1-1002, Cayman Islands. The address of Nio Capital II LLC is Sertus Chambers, Governors Square, Suite #5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands.

(2)
Represents 458,782,405 senior convertible preferred shares, comprising of (i) 218,467,812 senior convertible preferred shares held by Astral Success Limited, which are convertible into 535,714,286 Class A ordinary shares at the currently applicable conversion price, and (ii) up to 240,314,593 senior convertible preferred shares that may be acquired upon exercise of the warrant by Astral Success Limited pursuant to the warrant agreement entered into with us on July 12, 2021, which are convertible into 240,314,593 Class A ordinary shares at the currently applicable conversion price. Joy Capital Opportunity, L.P., Joy Capital II, L.P. and Joy Capital III, L.P. comprise the owners of the majority of the voting interest of Astral Success Limited. Joy Capital Opportunity GP, L.P., Joy Capital II GP, L.P. and Joy Capital III GP, L.P. are the respective general partners of Joy Capital Opportunity, L.P., Joy Capital II, L.P. and Joy Capital III, L.P. Joy Capital GP, Ltd. is the general partner of Joy Capital Opportunity GP, L.P., Joy Capital II GP, L.P. and Joy Capital III GP, L.P. Each of these entities are ultimately controlled by Mr. Erhai Liu. Mr. Erhai Liu disclaims beneficial ownership of the securities in us held by each of the above entities, except to the extent of Mr. Erhai Liu’s pecuniary interest therein, if any. The registered office of Astral Success Limited is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The address of each of Joy Capital Opportunity, L.P., Joy Capital Opportunity GP, L.P., Joy Capital II, L.P., Joy Capital II GP, L.P., Joy Capital III, L.P., Joy Capital III GP, L.P. and Joy Capital GP, Ltd. is c/o Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

(3)
Represents 183,495,146 Class A ordinary shares beneficially owned by 58.com Holdings Inc., a business company incorporated under the laws of the British Virgin Islands, which is wholly owned by 58.com Inc., an exempted company incorporated under the laws of the Cayman Islands. The business address of both 58.com Holdings Inc. and 58.com Inc. is Building 105, 10 Jiuxianqiao North Road Jia, Chaoyang District, Beijing 100015, People’s Republic of China. The above is based on the Schedule 13D/A filed by 58.com Holdings Inc. and 58.com Inc. on July 20, 2022.

(4)
Represents 79,832,280 Class A ordinary shares directly held by Baidu (Hong Kong) Limited, as reported on the Schedule 13G filed by Baidu (Hong Kong) Limited, among others, on February 1, 2019. Baidu (Hong Kong) Limited is incorporated in Hong Kong and wholly owned by Baidu, Inc., a public company listed on the Nasdaq Global Select Market. The registered office of Baidu (Hong Kong) Limited is Rooms 2201-03, 22/F, World-Wide House, 19 Des Voeux Road Central, Hong Kong. The above is based on the Schedule 13G filed by Baidu (Hong Kong) Limited, among others, on February 1, 2019.

(5)
Represents 68,221,485 Class A ordinary shares directly held by Redrock Holding Investments Limited in the form of ADSs, as reported on the Schedule 13D/A filed by Redrock Holding Investments Limited, among others, on July 11, 2022. Redrock Holdings Investments Limited is incorporated in British Virgin Islands and is owned by Warburg Pincus Private Equity XI, L.P., a Delaware limited partnership, Warburg Pincus Private Equity XI-B, L.P., a Delaware limited partnership, Warburg Pincus Private Equity XI-C, L.P., a Cayman Islands exempted limited partnership, Warburg Pincus XI (Asia), L.P., a Cayman Islands exempted limited partnership, Warburg Pincus XI Partners, L.P., a Delaware limited partnership, and WP XI Partners, L.P., a Delaware limited partnership. Warburg Pincus LLC, a New York limited liability company, is the manager of Warburg Pincus Private Equity XI, L.P., Warburg Pincus Private Equity XI-B, L.P., Warburg Pincus Private Equity XI-C, L.P., Warburg Pincus XI (Asia), L.P., Warburg Pincus XI Partners, L.P., and WP XI Partners, L.P. The general partner of Warburg Pincus Private Equity XI (Asia), L.P., Warburg Pincus Private Equity XI-B, L.P., Warburg Pincus XI Partners and WP XI Partners is Warburg Pincus XI, L.P., a direct subsidiary of Warburg Pincus & CO, a New York general partnership and the general partner of Warburg Pincus XI, L.P. Charles R. Kaye and Joseph P. Landy are the managing general partners of Warburg Pincus & Co., and the ultimate general partners of Warburg Pincus Private Equity XI-C, L.P. and Warburg Pincus XI (Asia), L.P. Charles R. Kaye and Joseph P. Landy disclaim beneficial ownership of all shares held by Warburg Pincus entities mentioned herein. Investment and voting decisions with respect to the shares are made by a committee comprised of three or more individuals and all members of such committee disclaim beneficial ownership of the shares held by Warburg Pincus entities mentioned herein. The registered office of Redrock Holding Investments Limited is P.O. Box 3340, Road Town, Tortola, British Virgin Islands. The above is based on the Schedule 13D/A filed by Redrock Holding Investments Limited, among others, on July 11, 2022.

(6)
Represents (i) 42,524,272 Class A ordinary shares and (ii) 8,388,690 Class A ordinary shares in the form of ADSs directly held by ClearVue UXin Holdings, Ltd. ClearVue Uxin Holdings, Ltd. is wholly owned by ClearVue Partners II, L.P. ClearVue Partners II GP, L.P. is the general partner of ClearVue Partners II, L.P. The registered office of ClearVue UXin Holdings, Ltd. is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman lslands. The registered office of ClearVue Partners II, L.P. and ClearVue Partners II GP, L.P. is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(7)
Represents 50,232,683 Class A ordinary shares directly held by LC Fund V, L.P., a limited partnership registered under Cayman Islands law. The general partner of LC Fund V, L.P. is LC Fund V GP Limited, a limited liability company incorporated in Cayman Islands. 20% of the shares of LC Fund V GP Limited are held by Right Lane Limited, a limited liability company incorporated in Hong Kong. Right Lane Limited is directly controlled by Legend Holdings Corporation, a public company listed on Hong Kong Stock Exchange and incorporated in the People’s Republic of China. Linan Zhu directly holds 10% of the shares of LC Fund V GP Limited and 4.42% of the shares of Legend Holdings Corporation. 11.5% of the shares of LC Fund V GP Limited are held by Nengguang Wang. The rest of the shares of LC Fund V GP Limited are held by shareholders that each holds less than 10% of the equity interest of LC Fund V GP Limited. The address of registered office of LC Fund V, L.P. is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(8)
Represents 37,608,578 Class A ordinary shares directly held by TPG Growth III SF Pte. Ltd. TPG Growth III SF Pte. Ltd. is a company formed under the laws of Singapore whose sole ordinary shareholder is TPG Growth III SF Finance, Limited Partnership, a Prince Edward Island limited partnership. TPG Growth III SF AIV GenPar, L.P., a Cayman Islands limited partnership, is the general partner of TPG Growth III SF Finance, Limited Partnership, and TPG Growth III SF AIV GenPar Advisors, Inc., a Cayman Islands exempted company, is the general partner of TPG Growth III SF AIV GenPar, L.P. The sole ordinary shareholder of TPG Growth III SF AIV GenPar Advisors, Inc. is TPG Operating Group III, L.P., a Delaware limited partnership. TPG Holdings III-A, L.P., a Cayman Islands limited partnership, is the general partner of TPG Operating Group III, L.P. TPG Holdings III-A, LLC, , a Cayman Islands limited liability company, is the general partner of TPG Holdings III-A, L.P. TPG GPCo, LLC, a Delaware limited liability company, is the managing member of TPG Holdings III-A, LLC. TPG Inc., a publicly traded Delaware corporation (NASDAQ: TPG), is the managing member of TPG GPCo, LLC. The address for all of the entities set forth in this footnote is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(9)
Represents 14,564,520 senior convertible preferred shares directly held by Mr. LUO Jie, which are convertible into 35,714,286 Class A ordinary shares at the currently applicable conversion price. Mr. LUO Jie is a PRC citizen whose passport number is EC7859185.

(10)
Represents 27,572,210 Class A ordinary shares directly held by JenCap UX , a company incorporated in Cayman Islands. JenCap UX is wholly owned by Jeneration Capital Partners L.P., of which Jeneration Capital GP is the general partner. Jeneration Capital GP is ultimately controlled by Jimmy Ching-Hsin Chang. The registered office of JenCap UX is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(11)
Represents 16,872,900 Class A ordinary shares directly held by JENCAP UX II PLUS LLC. , a limited liability company formed in the State of Delaware, United States. JENCAP UX II Plus LLC is wholly owned by JENCAP UX II, of which the management shareholder that controls the voting thereof is Jeneration Capital Management, an exempted company incorporated in Cayman Islands, which is ultimately controlled by Jimmy Ching-Hsin Chang. The registered office of JENCAP UX II PLUS LLC is 2711 Centerville Road, Suite 400, Wilmington, Delaware, U.S.A., 19808.

(12)
Represents 4,610,889 Class A ordinary shares directly held by Haixia Uxin International Limited Partnership. Haixia Capital Management Ltd is the general partner of Haixia Uxin International Limited Partnership. Haixia Capital Management Ltd is controlled by Junjie Sun. The registered office of Haixia Uxin International Limited Partnership is Sertus Chambers, P.O. Box 2547, Cassia Court, Camana Bay, Grand Cayman, . Cayman Islands. The address of Junjie Sun and Haixia Capital Management Ltd is Room 2209, Block A, Wanda Plaza, 93 Jianguo Road, Chaoyang District, Beijing, China.

(13)
Represents 3,708,719 Class A ordinary shares directly held by LC Parallel Fund V, L.P., a limited partnership registered under Cayman Islands law. The general partner of LC Parallel Fund V, L.P. is LC Fund V GP Limited, limited liability company incorporated in Cayman Islands. 20% of the shares of LC Fund V GP Limited are held by Right Lane Limited, a limited liability company incorporated in Hong Kong. Right Lane Limited is directly controlled by Legend Holdings Corporation, a public company listed on Hong Kong Stock Exchange and incorporated in the People’s Republic of China. Linan Zhu directly holds 10% of the shares of LC Fund V GP Limited and 4.42% of the shares of Legend Holdings Corporation. 11.5% of the shares of LC Fund V GP Limited are held by Nengguang Wang. The rest of the shares of LC Fund V GP Limited are held by shareholders that each held less than 10% of the equity interest of LC Fund V GP Limited. The address of registered office of LC Parallel Fund V, L.P. is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

PLAN OF DISTRIBUTION
We and/or any selling shareholders may sell the securities described in this prospectus from time to time in one or more of the following ways:
•
to or through underwriters or dealers;

•
directly to one or more purchasers;

•
through agents; or

•
through a combination of any of these methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following, if applicable:
•
the name or names of any underwriters or agents;

•
any public offering price;

•
the proceeds from such sale;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

We or any selling shareholders may distribute the securities from time to time in one or more of the following ways:
•
at a fixed price or prices, which may be changed;

•
at prices relating to prevailing market prices at the time of sale;

•
at varying prices determined at the time of sale; or

•
at negotiated prices.

By Agents
We and/or any selling shareholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.
By Underwriters or Dealers
If we and/or the selling shareholders use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.
If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Direct Sales
We and/or the selling shareholders may also sell securities directly without using agents, underwriters, or dealers.
General Information
We and/or the selling shareholders may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries, or the selling shareholders and their affiliates, in the ordinary course of business.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and/or the selling shareholders and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.
Selling Shareholders
The selling shareholders may sell Class A ordinary shares, in the form of ADSs or otherwise, held by the selling shareholders, from time to time, using one or more of the methods described above. There can be no assurance, however, that the selling shareholders will sell any or all of their Class A ordinary shares pursuant to this prospectus.
The aggregate proceeds to the selling shareholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any proceeds from the sale of securities by the selling shareholders.
The selling shareholders may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, pursuant to this prospectus (as supplemented) or an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as the selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as further supplemented or amended to reflect such transaction).
The selling shareholders may be an “underwriter” within the meaning of Section 2(11) of the Securities Act. Should the selling shareholders be an “underwriter”, the selling shareholders would be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares to be sold, the name of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We will pay all expenses of the registration of the Class A ordinary shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it.

EXPENSES
We will incur a SEC registration fee of US$95,214.80, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities. We will pay all expenses in connection with the distribution of the ordinary shares being sold by the selling shareholders, except for the underwriting discounts and selling commissions payable by, and all legal fees and expenses of legal counsel associated with the review of the registration statement for, the selling shareholders.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters of United States federal securities and New York State law. The validity of the Class A ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Beijing Docvit Law Firm. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Beijing Docvit Law Firm with respect to matters governed by PRC law.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the fiscal year ended March 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The offices of PricewaterhouseCoopers Zhong Tian LLP are located at 6/F DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the Internet at the SEC’s website at www.sec.gov. You can also find information on our website https://irxin.com. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•
our annual report on Form 20-F for the fiscal year ended March 31, 2022 filed with the SEC on August 1, 2022 (File No. 001-38527);

•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus; and

•
the description of our capital stock contained in our registration statement on Form 8-A12B filed with the SEC on June 13, 2018 (File No. 001-38527), including any amendment or reports filed for the purpose of updating such description.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Uxin Limited 1&3/F, No. 12 Beitucheng East Road, Beijing 100029
+86 10 5691-6765
ir@xin.com

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of officers and directors from and against all actions, proceedings, costs, charges, losses, damages and liabilities which they may incur by reason of any act done or omitted in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning the company or its affairs in any court whether in the Cayman Islands or elsewhere other than by reason of such person’s own dishonesty, willful default or fraud.
Pursuant to the indemnification agreements between us and our directors and officers, the form of which was filed as Exhibit 10.2 to our registration statement on Form F-1 (File No. 333-225266) that was filed with the SEC on May 29, 2018, we agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer.
ITEM 9.   EXHIBITS
The exhibits to this registration statement are listed in the Index to Exhibits below.
ITEM 10.   UNDERTAKINGS.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, as amended, and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS
Exhibit Number	Description of Exhibit
4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.2 of the registration statement on Form F-1/A (file no. 333-225266), as amended, filed by the Registrant with the Securities and Exchange Commission on June 13, 2018)
4.2	Deposit Agreement among the Registrant, the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder dated June 27, 2018 (incorporated by reference to Exhibit 4.3 of the registration statement on Form S-8 (file no. 333-227576), filed by the Registrant with the Securities and Exchange Commission on September 28, 2018)
4.3	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.2)
4.4*	Registrant’s Specimen Certificate for Preferred Shares
4.5*	Form of Warrant Agreement (including Warrant Certificate)
4.6*	Form of Subscription Right Agreement (including form of Right Certificate)
4.7*	Form of Unit Agreement (including form of Unit Certificate)
5.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of ordinary shares being registered
8.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2†	Opinion of Beijing Docvit Law Firm regarding certain PRC law matters
23.1†	Consent of PricewaterhouseCoopers Zhong Tian LLP, Independent Registered Public Accounting Firm
23.2†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3†	Consent of Beijing Docvit Law Firm (included in Exhibit 8.2)
24.1†	Power of Attorney (included on signature page of Part II of this Registration Statement)
107†	Calculation of Filing Fee Table

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement.

†
Filed with this registration statement on Form F-3.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on November 2, 2022.
Uxin Limited
By:
/s/ Kun Dai

Name: Kun Dai
Title:  Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Kun Dai and Mr. Feng Lin, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on November 2, 2022.
Signature	Title(s)
/s/ Kun Dai Kun Dai	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ Bin Li Bin Li	Director
/s/ Erhai Liu Erhai Liu	Director
/s/ Cheng Lu Cheng Lu	Director
/s/ Rong Lu Rong Lu	Director
/s/ Zhuang Yang Zhuang Yang	Director
/s/ Feng Lin Feng Lin	Chief Financial Officer (Principal Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Under the Securities Act, the undersigned, the duly authorized representative in the United States of Uxin Limited, has signed this registration statement in New York, United States on November 2, 2022.
Authorized U.S. Representative
Cogency Global Inc.
By:
/s/ Colleen A. De Vries

Name: Colleen A. De Vries
Title:   Senior Vice President